EXHIBIT 2.01

ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT (including all Exhibits and Schedules hereto, this “Agreement”), dated as of January __, 2006 by and between Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania and having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (“Buyer”), and Western Medical, Ltd., a corporation organized under the laws of the State of New Jersey and having its principal place of business at 64 North Summit Street, Tenafly, New Jersey 07670 (“Seller”). Unless the context otherwise requires, capitalized terms used in this Agreement have the meanings ascribed to them herein.

RECITALS

        WHEREAS, the Seller is engaged in the business of manufacturing and selling traditional wound care products specifically described as tubular, compression, retention and protective dressings;

        WHEREAS, the Buyer desires to purchase from the Seller those assets specified in Schedule 1.1.1 and used in, and assume specified liabilities arising in connection with, the Seller’s business and the Seller desires to sell such assets and assign such liabilities to the Buyer upon the terms and conditions set forth herein (the “Transaction”);

        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties mutually covenant and agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE ASSETS AND
ASSUMPTION OF LIABILITIES; PAYMENT

        1.1 General.

                 1.1.1 Purchase and Sale of Assets. The Seller hereby agrees to sell or otherwise transfer and deliver to the Buyer and the Buyer hereby agrees to purchase from the Seller the Seller’s tangible and intangible assets set forth on Schedule 1.1.1, free from all liens and encumbrances except for those liabilities assumed by the Buyer (collectively, the “Assets”).

                 1.1.2 Assumption of Liabilities. The Buyer shall assume and be responsible for the Accounts Payable of the Seller as of the Closing Date set forth on Schedule 1.1.2 (collectively, the “Assumed Liabilities”).

        1.2 Purchase Price and Payment.

                 1.2.1 Purchase Price. As full payment for the Assets, the Buyer shall assume the Assumed Liabilities as provided in Section 1.1.2 hereof and pay the Seller a total of Six Million Five Hundred Thousand United States Dollars (US $6,500,000) (the “Purchase Price”).

                 1.2.2 Payment of Purchase Price. At Closing, Buyer shall deliver to Seller: (a) the sum of Six Million United States Dollars (US $6,000,000) by a wire transfer to an account specified by Seller in accordance with instructions attached hereto as Schedule 1.2.2, and (b) the sum of Five Hundred Thousand United States Dollars (US $500,000) by promissory note in the form set forth in Exhibit A.

ARTICLE II

CLOSING

        2.1 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer, 214 Carnegie Center, Suite 100, Princeton, New Jersey at 10:00 a.m., local time, or at such other place or time on the Closing Date upon which the Seller and the Buyer may agree. The Closing Date shall be on March 17, 2006 or such other date as the Seller and the Buyer may agree (such date, together with any adjournment thereof, the “Closing Date”).

        2.2 Deliveries by the Seller at the Closing. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer the following documents, in each case duly executed or otherwise in proper form:

                 2.2.1 Books and Records. The books and records of the Seller applicable to the Assets and Assumed Liabilities.

                 2.2.2 Covenant Not to Compete Agreement. Covenant not to compete agreements in favor of the Buyer in substantially the form attached hereto as Exhibit B (the “Covenant Not to Compete Agreement”) executed by each of Chris Fuhrmann, Brian Fuhrmann and David Fuhrmann.

                 2.2.3 Opinion of Counsel. An opinion of the Seller’s counsel, dated as of the Closing Date, in substantially the form attached as Exhibit C hereto.

                 2.2.4 Secretary’s Certificate. A certificate of the Secretary or Assistant Secretary of the Seller dated the Closing Date that the necessary corporate actions of the Board of Directors and Shareholders of the Seller have been taken to authorize the consummation by the Seller of the Transaction, duly executed by the Seller.

                 2.2.5 Bill of Sale. One or more bill(s) of sale in substantially the form attached as Exhibit D conveying title to the Assets to the Buyer and any other instruments and assignments as the Buyer may reasonably require as necessary or desirable to convey to the Buyer title to the Assets.

                 2.2.6 General Release. The Seller shall deliver to the Buyer, a general release in substantially the form attached hereto as Exhibit E-1 (the “General Release”) relating to matters prior to the Closing Date.

        2.3 Deliveries by the Buyer at the Closing. At the Closing, the Buyer will deliver or cause to be delivered to the Seller the following:

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                 2.3.1 Payment of the Purchase Price. The Buyer shall pay the Purchase Price as provided in Section 1.2.2.

                 2.3.2 Secretary’s Certificate. A certificate of the Secretary of the Buyer dated the Closing Date that the necessary corporate action of the Board of Directors of the Buyer have been taken to authorize the consummation by the Buyer of the transactions.

                 2.3.3 Assumption Agreement. An assumption agreement in substantially the form attached as Exhibit F and any other instruments the Seller may reasonably require as necessary or desirable for the Buyer to assume the Assumed Liabilities, duly executed by the Buyer.

                 2.3.4 General Release. The Buyer shall deliver to the Seller a General Release in the form attached hereto as Exhibit E-2 relating to matters prior to the Closing duly executed by the Buyer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

        As material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller hereby makes the following representations and warranties to the Buyer, with the exceptions set forth in the Schedules delivered to the Buyer in connection herewith. Disclosure of information in a Schedule shall not be deemed to establish that such disclosure is required, e.g., that an item is material if disclosed in a Schedule that calls for material items.

        3.1 Organization; Good Standing. The Seller is a corporation duly organized, validly existing and subsisting or in good standing under the laws of the State of New Jersey and has the requisite power and authority to enter into this Agreement.

        3.2 Ownership of Assets. Except as set forth on Schedule 3.2, the Seller has, and upon consummation of the Closing, the Buyer will receive good title to the Assets, free and clear of any Liens, and the Seller has the full right and power to transfer the Assets to the Buyer pursuant to this Agreement.

        3.3 No Other Agreements. Except as set forth on Schedule 3.3, the Seller has no understanding or agreement with any other person or firm in connection with the proposed transfer of the Assets.

        3.4 No Conflicts, etc. Except as set forth on Schedule 3.4, the sale of the Assets by the Seller to the Buyer and the execution and delivery of Transaction Documents do not conflict with or constitute a material breach of any material instrument or agreement to which the Seller is a party or by which the Seller is or may be bound, or constitute a material default under any material instrument or agreement or accelerate the maturity of any obligation of the Seller for borrowed money.

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        3.5 Consents. Except as set forth on Schedule 3.5, neither the execution, delivery and performance of this Agreement or the other Transaction Documents by the Seller nor the consummation of the Transaction require the consent, approval or other authorization of or by any Governmental Authority or any other person, nor are any consents required under any contracts or agreement to which the Seller is a party or by which the Seller is bound to give any notice to, or obtain the consent or approval of, any party to such contract or agreement relating to the consummation of the Transaction.

        3.6 Litigation. Except as set forth in on Schedule 3.6, there is no (i) action, suit or proceeding pending or, to the knowledge of the Seller, threatened against or affecting the Seller, (ii) default with respect to any judgment, injunctions, orders, decrees, writs, rulings, settlements, or awards, (iii) unsatisfied judgment against the Seller, or (iv) event, circumstance or condition, that is reasonably likely to give rise to any of the foregoing that, in the case of (i), (ii), (iii) or (iv) individually or collectively, could materially and adversely affect the Seller’s ability to enter into or consummate the Transaction.

        3.7 Authority; Due Execution; Binding Agreement. The Seller has the corporate power and authority to execute and deliver the Transaction Documents to which the Seller is a party and all other certificates, agreements or other documents executed and to be delivered by the Seller in connection herewith and to consummate the Transaction. The Transaction Documents to which the Seller is a party have been executed and delivered by the Seller and constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

        3.8 Financial Statements. Included as Schedule 3.8 are copies of (i) the financial statements of the Seller, consisting of balance sheets at December 31, 2003 and 2004, and related statements of income for the years then ended, and the compilation report of John D. Sheridan, CPA, thereon, (ii) a preliminary draft of the financial statements of the Seller, consisting of balance sheets at December 31, 2004 and 2005, and related statements of income for the years then ended, and the compilation report of John D. Sheridan, CPA, thereon, (iii) an unaudited schedule of the income statements and supporting schedules by quarter for the year ended December 31, 2005 of the Seller.  The financial statements included in Schedule 3.8, with the exception of the unaudited schedule of the income statements and supporting schedules by quarter for the year ended December 31, 2005 in clause (iii) above, were compiled in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.”

        3.9 Absence of Changes. Except as set forth on Schedule 3.9, since January 1, 2005, the Seller has conducted its business in the ordinary course of business consistent with past practice and, since such date, there has not been any event, occurrence, change, circumstance or development that has had or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Assets of the Seller, the business prospects of the Seller and or on the consummation of the Transaction in a timely manner (a “Material Adverse Effect”).

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        3.10 Compliance with Applicable Law. The Seller has not received any written notice or, to the Seller’s knowledge, any other notice of any claimed violation of any laws or permits relating to or affecting the Assets and, to the Seller’s knowledge, there is no reasonable basis for the allegation of any such violation. To the knowledge of the Seller, there is no pending or threatened investigation against the Seller by any person or Governmental Authority of any claimed violation of laws nor is there, to the Seller’s knowledge, any basis therefor relating to or affecting the Seller’s ability to enter into and close the Transaction.

        3.11 Permits. Schedule 3.11 sets forth each permit which has been issued to the Seller affecting the operations of the Assets. Except as set forth in Schedule 3.11, all such permits are valid and in full force and effect and none of such permits will be terminated or impaired or become terminable as a result of the Transaction. The Seller has all permits required to use the Assets in the Business as currently conducted, and the Assets have been and are operated in material compliance with the terms of all such Permits.

        3.12 Environmental Matters.

                 3.12.1 Compliance with Laws. Except as set forth in Schedule 3.12.1, to the Seller’s knowledge it has operated the Assets in material compliance with all Safety and Environmental Laws.

                 3.12.2 Notice of Violations. Except as set forth in Schedule 3.12.2, the Seller has not received any written notice or to the Seller’s knowledge any other notice of alleged, actual or potential responsibility for (i) any Release or threatened Release of any Hazardous Substance related to the Assets, or (ii) any alleged violation of or material non-compliance with the conditions of any environmental Permit or the provisions of any Safety and Environmental Law applicable to the Assets. There is not now pending or, to the Seller’s knowledge, threatened any proceeding against the Seller under (i) any Safety and Environmental Law or (ii) otherwise with respect to any the Release or mishandling of any Hazardous Substance.

                 3.12.3 Consent Decrees. Except as set forth in Schedule 3.12.3, there are no consent decrees, judgments, directives, judicial or administrative orders, or liens by, or agreements with any Governmental Authority or quasi-governmental entity relating to any Safety and Environmental Laws that regulate, obligate or bind the Seller’s use of the Assets.

                 3.12.4 Notices and Warnings. Except as set forth in Schedule 3.12.4, to the Seller’s knowledge, the Seller has given all notices and warnings, made all reports, and has kept and maintained all records required by and in material compliance with all Safety and Environmental Laws applicable to the Assets.

        3.13 Contracts.

                 3.13.1 Contracts Affecting Assets. Except as set forth in this Agreement and Schedule 3.13 hereto, the Seller is not a party to and the Assets are not subject to or bound by any contract or agreement to be assumed by the Buyer from and to which the Buyer will succeed after the Closing Date concerning, containing or affecting:

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(a)

the lease of personal property providing for lease payments in excess of Five Thousand United States Dollars (US $5,000) per annum or which is not terminable within ninety (90) days without penalty or premium;

(b)

the purchase or sale of raw materials, supplies, products or other property or for the furnishing or receipt of services or products, including, without limitation, any customer or vendor contracts, other than contracts for the purchase of goods entered into in the ordinary course of business and involving less than Five Thousand United States Dollars (US $5,000) in consideration per annum or which is not terminable within ninety (90) days without penalty or premium;

(c)	a partnership or joint venture with any other Person;

(d)

the creation, incurring, assumption or guaranteeing of liabilities (including capitalized lease obligations) involving more than Five Thousand United States Dollars (US $5,000) in principal amount or under which a security interest or Lien has been (or may be) imposed on any of the Assets;

(e)	confidentiality and non-competition arrangements;

(f)	a capital expenditure in excess of Five Thousand United States Dollars (US $5,000); or

(g)	any proposal (whether oral or written) to enter into any contract or agreement with respect to any of the matters referred to in the foregoing clauses (a) through (g).

                 3.13.2 Material Violations. Except as set forth on Schedule 3.13.2, there is no material violation or default by the Seller or, to the Seller’s knowledge, any other party, nor any condition which, with the passage of time or the giving of notice, would cause such a violation or default, under any contract listed in Schedule 3.13.1 to which the Seller is a party or by which the Assets are bound.

        3.14 Intellectual Property.

                 3.14.1 List of Intellectual Property. Schedule 3.14.1 contains detailed information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) concerning all of the Seller’s patents and copyrights, trademarks and of other marks, trade names, service marks or other trade rights, trade secrets, trade dress, designs, plans, specifications, and other intellectual property rights of any kind, whether or not registered (collectively, “Intellectual Property Rights”).

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                 3.14.2 Notice of Infringement. The Seller has not received notice, nor has the Seller any reason to believe, that the use by Seller of the Intellectual Property Rights is interfering with, infringing upon, diluting or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by Seller alleging that the use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights, which infringement or violation could have a Material Adverse Effect.

                 3.14.3 Necessary Rights. The Intellectual Property Rights are all those intellectual property rights necessary for the operation of the Assets.

        3.15 Taxes.

                 3.15.1 Definition. “Taxes” shall mean any tax (whether income, excise, customs, sales or use, value added, ad valorem, real or personal property, license transfer, employment, any assessment, levy, impost, withholding, or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto); and “Return” shall mean all reports, estimates, information statements and returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes pursuant to the statutes or regulations of any federal, state, local or foreign government taxing authority.

                 3.15.2 Timely Filing. Except as set forth in Schedule 3.15.2, the Seller has timely filed all Returns that are required to be filed by it in respect of, or related to, the Assets through the date hereof. All Taxes not yet due have been reserved for timely payment on the books and records of the Seller.

                 3.15.3 Timely Payment. All Taxes applicable to the Assets for which the Seller is or may be liable, in respect of periods or portions thereof ending on or before the Closing Date and that are due, have been paid. All Taxes that the Seller has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing or Governmental Authority.

                 3.15.4 Tax Deficiencies. Except as set forth on Schedule 3.15.4, no deficiencies for Taxes related to the Assets have been claimed, proposed or assessed by any taxing or Governmental Authority. There are no current, pending or, to the best of the Seller’s knowledge, threatened audits, investigations or claims for or relating to any liability in respect of such Taxes, and there are no matters under discussion with any taxing or governmental authority with respect to such Taxes. Except as set forth on Schedule 3.15.4, the Seller has not been notified that any taxing or Governmental Authority intends to audit a Return for any tax liability related to the Assets. Except as set forth on Schedule 3.15.4, no waiver or extension is in effect with respect to any statute of limitations relating to such Taxes, and since January 1, 2000, no claim has ever been made by a taxing or Governmental Authority in a jurisdiction where the Seller did not pay or does not file Returns related to the Assets, that the Seller is or may be subject to taxation in that jurisdiction.

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                 3.15.5 Tax Elections. All elections of a material nature with respect to Taxes affecting the Seller are set forth in Schedule 3.15.5 hereto. The Seller has not made an election, and is not required to treat any of the Assets as owned by another person or as tax-exempt bond-financed property or tax-exempt use property within the meaning of Section 168(g)(5) of the Code or under any comparable provision of any other jurisdiction’s tax laws.

                 3.15.6 Tax Liens. Except as set forth in Schedule 3.15.6, there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets.

                 3.15.7 Exemption Certificates. The Seller has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes related to the Assets on sales or other transactions as to which the Seller would have been obligated to collect or withhold Taxes.

                 3.15.8 Tax Withholding. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 or of Subchapter A of Chapter 3 of the Code or of any other provisions of federal, state, local or foreign law.

        3.16 Insurance. Except as set forth on Schedule 3.16, there are no open or unresolved claims related to the Assets made pursuant to any insurance policy maintained by the Seller. The Seller has made all claims related to the Assets that, to its knowledge, it is entitled to make in accordance with the terms of any of its insurance policies.

        3.17 Powers of Attorney. Schedule 3.17 sets forth a true and complete list showing the name of any person holding a general or special power of attorney from the Seller and a summary of the terms thereof.

        3.18 Investments. Schedule 3.18 sets forth the Seller’s right to acquire, directly or indirectly, (i) equity or debt in any subsidiary or Person or (ii) any assets of any subsidiary or Person, other than trade payables in the ordinary course of business.

        3.19 Customers and Vendors. Upon satisfaction by the Buyer of the financing contingency set forth in Section 6.1.2 hereof, (i) the Seller shall furnish to the Buyer a list of its customers and vendors, together with contact information, and (ii) the Seller shall permit the Buyer, with the participation of the Seller, to contact the aforementioned customers and vendors pursuant to the Buyer’s due diligence investigation hereunder.

        3.20 Brokers, Finders and Investment Bankers. Other than Corporate Fuel Advisors, the Seller has not employed any investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders’fees or commissions in connection with the transactions contemplated hereby. The Seller agrees to indemnify, defend and hold harmless the Buyer and its directors, officers, partners, employees and affiliates from and against all claims, losses, liabilities and damages in respect of any inaccuracy in the foregoing representation.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

        4.1 Corporate Status and Authority. Buyer is a corporation duly organized, validly existing and subsisting or in good standing under the laws of the Commonwealth of Pennsylvania, and has the requisite power and authority to assume the Assumed Liabilities.

        4.2 No Conflicts, etc. Except as set forth on Schedule 4.2, the sale of the Assets by the Seller to the Buyer and the execution and delivery of Transaction Documents do not conflict with or constitute a material breach of any material instrument or agreement to which the Buyer is a party or by which the Buyer is or may be bound, or constitute a material default under any material instrument or agreement or accelerate the maturity of any obligation of the Buyer.

        4.3 Consents. Except as set forth on Schedule 4.3, neither the execution delivery and performance of this Agreement or the other Transaction Documents by the Buyer nor the consummation of the Transaction require the consent, approval or other authorization of or by any Governmental Authority or any other person, nor are any consents required under any contracts or agreement to which the Buyer is a party or by which the Buyer is bound to give any notice to, or obtain the consent or approval of, any party to such contract or agreement relating to the consummation of the Transaction.

        4.4 Litigation. There is no (i) action, suit or proceeding pending or, to the knowledge of the Buyer, threatened against or affecting Buyer; (ii) default with respect to any judgment, injunctions, orders, decrees, writs, rulings, settlements, or awards; (iii) unsatisfied judgment against the Buyer; or (iv) event, circumstance or condition that in any such case is reasonably likely to give rise to any of the foregoing that, individually or collectively, could adversely affect the Buyer’s ability to enter into or complete the Transaction.

        4.5Authority; Due Execution; Binding Agreement. The Buyer has the corporate authority to execute and deliver this Agreement, the other Transaction Documents to which the Buyer is a party and all other certificates, agreements or other documents executed and delivered by the Buyer and to consummate the Transaction. The Transaction Documents to which the Buyer is a party have been duly executed and delivered by the Buyer and constitute legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

        4.6 Brokers, Finders and Investment Bankers. Other than Oppenheimer & Co., Inc., the Buyer has not employed any investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement. Other than to Oppenheimer & Co., Inc., the Buyer has not incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders’ fees or commissions in connection with the transactions contemplated hereby. The Buyer agrees to indemnify, defend and hold harmless the Seller and its directors, officers, partners, employees and affiliates from and against all claims, losses, liabilities and damages in respect of any inaccuracy in the foregoing representation.

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ARTICLE V

POST CLOSING COVENANTS

        5.1 Closing Accounts Receivable, Inventory and Assumed Liabilities. As of the Closing Date, Buyer and Seller shall calculate Accounts Receivable, Inventory and Assumed Liabilities (respectively, “Closing Accounts Receivable”, “Closing Inventory” and “Closing Assumed Liabilities”). If the sum of Closing Accounts Receivable and Closing Inventory less Closing Assumed Liabilities is less than One Million Two Hundred Thousand United States Dollars (US $1,200,000), the Buyer, in its sole and unfettered discretion, may cancel this Agreement.

        5.2 Nondisclosure. Save as authorized hereby, Seller covenants and agrees that it will hold in confidence and not make use of, or disclose, divulge, transmit or cause to be disclosed, divulged or transmitted, to any third party at any time any Confidential Information (as defined below) until such time as such Confidential Information becomes generally available to the public, provided that such public knowledge was not caused by a breach of this Agreement or disclosure by Buyer. Notwithstanding clause (ii) above, Confidential Information may be disclosed by Seller pursuant to a court order issued by a court of appropriate jurisdiction, or to Seller’s professional advisors, provided that such advisors agree to maintain in strict confidence the confidentiality of any Confidential Information disclosed to them. The term “Confidential Information” means all information in any way directly related to the Assets, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all copies and embodiments thereof.

        5.3 Purchase Price Allocation. The Seller and the Buyer undertake, prior to the Closing Date, to consult and agree with each other relative to the allocation of the Purchase Price among the Assets and to file all tax returns relative to the Transaction in accordance with said Agreement.

        5.4 Marketing Agreement. Upon Closing, the Buyer and Comprehensive Marketing Solutions, LLC (“CMS”) shall enter into a mutually acceptable agreement for the furnishing by CMS to the Buyer of services relative to the marketing and sale of those wound care products set forth in Schedule 1.1.1 hereof. The foregoing agreement shall provide, inter alia, as follows: (i) the term of the agreement shall be for one (1) year subject to renewal upon consent of both parties; (ii) a monthly retainer shall be payable to CMS under the agreement in the amount of $15,000 for each of the initial four (4) months of the term and $7,500 for each of the remaining eight (8) months of the term; and (iii) commissions shall be payable to CMS under the agreement upon “New Business” in the amount of five percent (5%) for the initial four (4) months of the term and ten percent (10%) for the remaining eight (8) months of the term. New Business shall mean: (i) revenues relative to existing customers for the term of the agreement (calculated separately for each account) in excess of revenues experienced during the twelve (12) calendar months preceding the initiation of the agreement, and (ii) all revenues relative to new customers.

        5.5 Passage of Title and Risk of Loss. Title to all the Assets and risk of loss of the Assets shall pass to the Buyer as of the Closing Date.

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ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE TRANSACTION

        6.1 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transaction shall be subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Buyer:

                 6.1.1 Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of the Seller set forth in this Agreement does not and will not have a Material Adverse Effect on the business, operations, properties, assets (including intangible assets), liabilities financial condition or results of operations of the Seller, and (ii) the representations and warranties of the Seller that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made at and as of the Closing Date.

                 6.1.2 Equity and/or Debt Financing. Not later than sixty (60) days from the date of execution hereof, the Buyer shall have obtained equity and/or debt financing relative to the Transaction in an amount not less than Six Million United States Dollars (US $6,000,000), which financing shall be evidenced by (i) receipt by the Buyer of a letter from a recognized institutional lender committing to provide the debt portion of the financing subject only to standard and commercially reasonable closing conditions, (ii) receipt by the Buyer of indications of interest from investors “accredited” in accordance with Rule 501(a) of Regulation D under the Securities Act of 1933 relative to providing the equity portion of the financing, and (iii) such other and further evidence of the availability to the Buyer of the financing as the Seller shall reasonably require. In the event the Buyer fails to obtain the financing as aforesaid, and in absence of a written waiver or extension of the subject sixty (60) day period by the Seller, this Agreement shall be deemed cancelled and of no further force or effect.

                 6.1.3 Audited Financial Statements of the Seller. Not later than sixty (60) days from the date of execution hereof, the Buyer shall have obtained assurances from its independent auditors to the effect that these auditors will be able to provide (at the Buyer’s expense) audited financial statements of the Seller so as to enable the Buyer to timely file with the Securities and Exchange Commission such audited financial statements and pro forma financial statements as may be required under Item 310(c) of Regulation S-B promulgated under the Securities Act of 1933. Further, the Seller and its internal and external financial and accounting staff shall have fully cooperated, and undertake to cooperate in the future, with the Buyer and its auditors relative to the preparation and auditing of the aforereferenced financial statements. In the event the Buyer fails to obtain assurances from its independent auditors as aforesaid, and in absence of a written waiver or extension of the subject sixty (60) day period by the Buyer, this Agreement shall be deemed cancelled and of no further force or effect.

                 6.1.4 Performance of Obligations of the Seller. The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

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                 6.1.5 Satisfactory Completion of Due Diligence by Buyer. Not later than sixty (60) days from the date of execution hereof, the Buyer shall have satisfactorily completed its due diligence investigation of the Seller. In the event the Buyer fails to complete its due diligence investigation of the Seller as aforesaid, and in absence of a written waiver or extension of the subject sixty (60) day period by the Buyer, this Agreement shall be deemed cancelled and of no further force or effect.

        6.2 Conditions to Obligations of the Seller. The obligation of Seller to consummate the Transaction shall be subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Seller:

                 6.2.1 Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of the Buyer set forth in this Agreement does not and will not have a Material Adverse Effect on the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Buyer and (ii) the representations and warranties of the Buyer contained in this Agreement that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date.

                 6.2.2 Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION

        7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Buyer and the Seller contained herein, together with the covenants contained in Article V of this Agreement, shall survive the Closing Date.

        7.2 Obligation of the Seller to Indemnify. The Seller agrees to indemnify, defend and hold harmless the Buyer and its directors, officers, partners, employees, affiliates, successors and assigns from and against all Claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party or between the indemnified party and any third party, or otherwise) (collectively, “Buyer’s Losses”) based upon, arising out of or otherwise in respect of any material inaccuracy in or any material breach of any representation, warranty or covenant of the Seller contained in this Agreement and/or Seller’s manufacture, distribution or sale of the specific wound care products set forth on Schedule 1.1.1 hereof. The obligation of the Seller to provide indemnity hereunder shall be secured by, and shall be limited to, the principal and accrued interest due from the Buyer

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to the Seller under the promissory note specified in Section 1.2.2 pursuant to the security agreement in the form attached hereto as Exhibit G.

        7.3 Obligation of the Buyer to Indemnify. The Buyer agrees to indemnify, defend and hold harmless the Seller and its directors, officers, partners, employees, affiliates, successors and assigns from and against all Claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party or between the indemnified party and any third party, or otherwise) (collectively, “Seller’s Losses”) based upon, arising out of or otherwise in respect of any material inaccuracy in or any material breach of any representation, warranty or covenant of the Buyer contained in this Agreement and/or Buyer’s manufacture, distribution or sale of the wound care products set forth on Schedule 1.1.1 hereof.

        7.4 Notice and Opportunity to Defend.

                 7.4.1 Notice of Asserted Liability. The party making a claim under this Article VI is referred to as the “Indemnitee,” and the party against whom such claims are asserted under this Article VI is referred to as the “Indemnifying Party.” All claims by any Indemnitee under this Article VI shall be asserted and resolved as follows: Promptly after receipt by the Indemnitee of notice of any Claim or circumstances which, with the lapse of time, would or might give rise to a Claim or the commencement (or threatened commencement) of a Claim including any action, proceeding or investigation (an “Asserted Liability”) that may result in a Loss, the Indemnitee shall give notice thereof (the “Claims Notice”) to the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                 7.4.2 Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Asserted Liability over the objection of the other; provided, however, that any consent to settlement or compromise shall not be unreasonably withheld or delayed. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

        7.5 Satisfaction of Indemnification Obligations. All obligations of an Indemnifying Party to pay an Indemnitee (or a third party on behalf of the Indemnitee) hereunder

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shall be satisfied by the Indemnifying Party as promptly as is practicable (and in no event more than ten (10) Business Days) following a determination of the amount due hereunder.

        7.6 Limitations on Indemnification. The indemnification provided for in Section 7.2 shall be subject to the following limitations:

                 7.6.1 Indemnity Threshold. The Seller and Buyer shall not be obligated to pay any amounts for indemnification under Sections 7.2 and 7.3 until the aggregate amounts for indemnification equals Twenty Five Thousand United States Dollars (US $25,000) (the “Basket Amount”), whereupon the Indemnitee shall be entitled to claim only the excess of the amount of such Seller’s Losses or Buyer’s Losses, as applicable, over the Basket Amount.

                 7.6.2 Indemnity Limit. In no event shall the liability of the Seller or the Buyer pursuant to the indemnification under Sections 7.2 or 7.3 exceed Five Hundred Thousand United States Dollars (US $500,000) with respect to claims against each other. There shall be no limit on the liability of the Seller and the Buyer to each other pursuant to the indemnification under Sections 7.2 or 7.3 for claims made by third parties, relating to the Buyer’s or Seller’s manufacture, distribution or sale of the specific wound care products set forth on Schedule 1.1.1 hereof.

        7.7 Subrogation. Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnitee with respect to all third persons relating to the matter for which indemnification has been made (except with respect to insurance policies of the Indemnitee).

ARTICLE VIII

MISCELLANEOUS

        8.1 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter. This Agreement may be amended and any of its provisions waived or modified only by a written instrument duly executed by the parties.

        8.2 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns; provided, however, that neither party may assign this agreement without the written consent of the other party.

        8.3 Indulgences, Waivers, etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

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        8.4 CONTROLLING LAW. THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE, REMEDIATION AND ENFORCEMENT (INCLUDING, BUT NOT LIMITED TO, PROVISIONS CONCERNING LIMITATIONS OF ACTIONS) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW JERSEY, NOTWITHSTANDING ANY CHOICE-OF-LAWS DOCTRINES OF SUCH JURISDICTION OR ANY OTHER JURISDICTION WHICH ORDINARILY WOULD CAUSE THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION TO APPLY, WITHOUT THE AID OF ANY CANON, CUSTOM OR RULE OF LAW REQUIRING CONSTRUCTION AGAINST THE DRAFTSMAN.

        8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses, or sent by fax, with confirmation of receipt, to the fax numbers specified below (or at such other address or fax number for a party as shall be specified by like notice):

        If to Seller, to:

Derma Sciences, Inc. Attn: Edward J. Quilty 214 Carnegie Center Suite 100 Princeton, NJ 08540 Telecopier No.: 609-514-8554 E-mail: equilty@dermasciences.com with a copy to:

Hedger & Hedger Attn: Raymond C. Hedger, Jr. 2 Fox Chase Drive Hershey, PA 17033 Telecopier No.: 717-534-9813 E-mail: rayhedger@hedgerandhedger.com

        and

        if to Buyer, to:

Western Medical, Ltd. Attn: Chris Fuhrmann 64 North Summit Street Tenafly, NJ 07670 Telecopier No.: 888-329-0555 E-mail: cfuhrmann@westernmedical-ltd.com

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        with a copy to:

Law Offices of Charles A. Gruen Attn: Charles A. Gruen 45 Essex Street, Suite 200 Hackensack, NJ 07601 Telecopier No.: 201-342-6474 Email: cgruen@gruenlaw.com or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

        8.6 Consent to Jurisdiction.The parties hereto hereby consent to the exclusive jurisdiction of the state courts situate in Bergan county and the federal courts situate in Newark, New Jersey with respect to any disputes, claims, controversies or other actions or proceedings arising under this Agreement. The parties hereto hereby waive any and all rights to commence any action or proceeding before any other court or judicial body or in any other venue with respect to the subject matter hereof.

        8.7 Headings. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        8.8 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart by facsimile shall be deemed an original counterpart to this Agreement.

        8.9 Further Assurances. Each of the Buyer and the Seller agrees to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after Closing and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, but not limited to, the preparation of financial statements and tax returns. Without limiting the foregoing, from and after the Closing Date, the Buyer shall afford access to the Seller and its attorneys and accountants, during regular business hours of Buyer, to such books and records relating to the Business as may reasonably be required by the Seller in connection with the preparation of financial information for periods concluding on or prior to the Closing Date. The Buyer shall cooperate in all reasonable requests with the Seller with respect to claims and litigation with respect to the Business for which the Seller is responsible, including, but not limited to, making employees available to assist with, or provide information in connection with, the preparation of financial statements and claims and litigation.

        8.10 No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person, except as specifically provided to the contrary in Article VI hereof.

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        8.11 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit, or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit, or restrict the construction of the general statement, which is being clarified or illustrated. The words “herein,”“hereof,”“hereunder” and words of like import shall refer to this Agreement as a whole including its Schedules and Exhibits, unless the context clearly indicates to the contrary (for example, that a particular Section or Exhibit is the intended reference).

        8.12 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which national banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

        8.13 Expenses of the Parties. Each party shall bear the expenses incurred by such party in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

        8.14 Statutory References. A reference in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular Agreement provision is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder.

        8.15 Duty of Cooperation. Each party shall cooperate in good faith with the other parties generally, and in particular will make available, as the other parties reasonably request, management decisions, liaison personnel, information, approvals and acceptances so that the other parties may properly perform their obligations under this Agreement.

        8.16 Confidentiality; Publicity. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed prior to the Closing except to consultants and advisors, as a consequence of the Buyer’s investigation of the Business, or as required by law. None of the parties hereto shall make any public disclosure of the terms of this Agreement prior to the Closing, except as required by law. The parties shall endeavor to make only those press releases or other public disclosures as are required by law; provided, however, that no press release or other public disclosure prior to the Closing shall be made without a minimum of 24 hours’ prior consultation with the other parties.

        8.17 Construction. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. The parties acknowledge that they were advised by competent counsel

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that each has chosen to represent such party and each party has had a full opportunity to comment upon and negotiate the terms of this Agreement.

        8.18 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

                 “Accounts Payable” means, as of a given date, the aggregate dollar value of balances due to vendors for goods or services received within the ordinary course of business.

                 “Accounts Receivable” means, as of a given date, the aggregate dollar value of balances due (offset by any allowance for rebates or other deductions) from trade customers for sales made within the ordinary course of business that are less than 90 days past due and deemed collectable by Seller.

                 “Affiliate” means, with respect to any person, any other person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such person. For the purposes of this definition, “control,” when used with respect to any person other than an individual, means the power to direct or cause the direction of the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

                 “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

                 “Code” means the Internal Revenue Code of 1986, as amended.

                 “Environment” means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                 “Governmental Authority” means any government or political subdivision thereof, whether federal, state or local or foreign, or any agency or instrumentality of such government or political subdivision.

                 “Hazardous Substance” means any toxic waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, including but not limited to any such substance regulated under or defined by any Law relating to pollution or protection of the Environment.

                 “Inventory” means, as of a given date, the aggregate dollar value of inventory, identified by stock keeping unit, valued at the lower of cost or market and extended by the unit quantity on hand, that is expected to be sold or consumed to produce finished product within the ordinary course of business within 180 days.

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                 “Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

                 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity.

                 “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor Environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

                 “Safety and Environmental Laws” means all Laws and Orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act,-42 U.S. C. § 300f et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and analogous state acts.

                 “Transaction Documents” mean this Agreement, the Bills of Sale, Agreements not-to-Compete, the Assumption Agreement and the General Releases.

        IN WITNESS WHEREOF, this Agreement has been duly executed by and delivered by a duly authorized officer of each of Buyer and Seller on the date first above written.

DERMA SCIENCES, INC.
By:
Edward J. Quilty, President and Chief Executive Officer

WESTERN MEDICAL, LTD
By:
Chris Fuhrmann President and Chief Executive Officer

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LIST OF EXHIBITS

Exhibit A	Form of Promissory Note
Exhibit B	Form of Covenant Not to Compete Agreement
Exhibit C	Form of Opinion of Seller's Counsel
Exhibit D	Form of Bill of Sale
Exhibit E-1	Form of General Release of the Seller
Exhibit E-2	Form of General Release of the Buyer
Exhibit F	Form of Assumption Agreement
Exhibit G	Form of Security Agreement

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LIST OF SCHEDULES

Schedule 1.1.1	Assets
Schedule 1.1.2	Assumed Liabilities
Schedule 1.2.2	Wire Instructions for Purchase Price
Schedule 3.2	Liens on Assets
Schedule 3.3	Agreements Relating to Asset Transfer
Schedule 3.4	No Conflicts
Schedule 3.5	Consents
Schedule 3.6	Litigation
Schedule 3.8	Financial Statements
Schedule 3.9	Changes since May 1, 2003
Schedule 3.11	Permits
Schedule 3.12.1	Non-Compliance with Safety Environmental Laws
Schedule 3.12.2	Notice of Releases of Hazardous Substances
Schedule 3.12.3	Consent Agreement relating to Safety and Environmental Laws
Schedule 3.12.4	Notices and Warnings under Safety and Environmental Laws
Schedule 3.13	Material Contracts
Schedule 3.13.2	Defaults under Material Contracts
Schedule 3.14.1	Intellectual Property Rights
Schedule 3.15.2	Tax Returns Not Timely Filed
Schedule 3.15.4	Tax Audits and Waivers
Schedule 3.15.5	Tax Elections
Schedule 3.15.6	Tax Liens
Schedule 3.16	Open Insurance Claims
Schedule 3.17	Powers of Attorney
Schedule 3.18	Investments
Schedule 4.2	Buyer's Conflicts
Schedule 4.3	Consents

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Exhibit A

FORM OF PROMISSORY NOTE

$500,000	January __, 2006

        FOR VALUE RECEIVED, the undersigned (“Maker”) hereby promises to pay to the order of Western Medical, Ltd. (“Payee”) at the principal office of Payee in Tenafly, New Jersey, or such place as the holder may from time to time designate, the principal sum of Five Hundred Thousand Dollars ($500,000), together with interest at the annual percentage rate of twelve percent (12%), payable in eleven (11) quarterly installments of interest only in the amount of Fifteen Thousand Dollars ($15,000) each and a final payment of accrued interest and the principal balance in the amount of Five Hundred Fifteen Thousand Dollars ($515,000) on January ___, 2009.

        This Promissory Note may be prepaid in full or in part at any time without premium or penalty. All prepayments shall be applied against installments of principal due hereunder in the inverse order of their maturity.

        The Maker waives presentment, demand, notice of dishonor and protest, and agrees to pay all costs of collection, before and after judgment, including reasonable attorneys’ fees and legal expenses.

        The Promissory Note constitutes the Promissory Note under the Asset Purchase Agreement dated January ___, 2006, between Maker and Payee, to which Agreement reference is hereby made for a statement of the terms under which the loan evidenced hereby was made.

        This Promissory Note is governed by the laws of the State of New Jersey and by the federal law in effect therein.

MAKER:
DERMA SCIENCES, INC.
By:
Edward J. Quilty President and Chief Executive Officer

ATTEST:
By:
John E. Yetter, CPA Vice President and Chief Financial Officer

Exhibit B

FORM OF COVENANT NOT TO COMPETE

        THIS AGREEMENT made this day of March, 2006, by and among, Western Medical, Ltd., a New Jersey corporation, with its principal place of business located at 64 North Summit Street, Tenafly, New Jersey 07670 (“Seller”); and Brian T. Fuhrmann, an individual, with offices located at 64 North Summit Street, Tenafly, New Jersey 07670, Christopher Fuhrmann, an individual, with offices located at 64 North Summit Street, Tenafly, New Jersey 07670, and David T. Fuhrmann, an individual, with offices located at 64 North Summit Street, Tenafly, New Jersey 07670, all of whom are the individual Officers and Directors of Seller; and Derma Sciences, Inc., a corporation of the Commonwealth of Pennsylvania, with its principal place of business located at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (“Buyer”).

        WHEREAS, pursuant to an Asset Purchase Agreement dated as of January , 2006 by and between the Seller and the Buyer, the Buyer is purchasing from the Seller certain of Seller’s Assets, as more particularly described in said Asset Purchase Agreement; and

        WHEREAS, as part of the consideration for the transaction above-referenced, and as more particularly described in the Asset Purchase Agreement, Seller has agreed to deliver to Buyer a five (5) year Covenant Not to Compete duly executed by Seller and by Seller’s Directors and Officers, pursuant to Article 2.2.2 and Article 5.2 of said Asset Purchase Agreement.

        NOW, THEREFORE, in order to protect the purchase of the Seller’s specific assets acquired by the Buyer, it is agreed, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, as follows:

        1.    Non-Competition. Seller, Western Medical, Ltd., its Directors and Officers, Brian T. Fuhrmann, Christopher Fuhrmann and David T. Fuhrmann, will not, individually or collectively, anywhere in the world, for a period of five (5) years, engage in the business of manufacturing and/or selling traditional wound care products, more specifically described as tubular compression, retention and protective dressings and Unna Boots.

        This Covenant Not to Compete shall not extend to any other activities of the Seller, its Officers and Directors, which are not specifically proscribed herein.

        This Covenant Not to Compete shall also not extend to any and all activities of Seller’s affiliate, Glenwood, LLC, with the exception of the following: After the Closing Date, Seller’s affiliate, Glenwood, LLC, shall not engage in the business of manufacturing and/or selling traditional wound care products, more specifically described as tubular compression, retention and protective dressings and Unna Boots.

        Notwithstanding this prohibition, after the Closing Date, Glenwood, LLC may continue to sell the aforementioned products to the following pharmaceutical wholesalers: McKesson; Cardinal; Morris Dickson; Kinray; HD Smith; DIK Drug; D&K Healthcare; Frank Kerr; McQuery; Rockchester Drug; Smith Drug; and Value Drug. However, Glenwood, LLC shall not, after the Closing Date, provide or sell any of the products covered by the Asset Purchase Agreement to medical/surgical distributors.

        Prior to the Closing Date, Seller shall assign to Buyer, in writing, a contract between Seller and Glenwood, LLC, whereby, for prices established between Glenwood, LLC and Seller (with the concurrence of Buyer), Glenwood, LLC agrees to purchase all of its traditional wound care product needs from Seller. Said contract shall provide that Glenwood, LLC may sell the aforementioned products only to such pharmaceutical wholesalers, other than the pharmaceutical wholesalers enumerated above, as shall be agreed to between Glenwood, LLC and Seller (with the concurrence of Buyer), in writing.

        This Covenant Not to Compete shall also not extend to any of the activities of Seller’s affiliate, Comprehensive Marketing Solutions, LLC (“CMS”), its Officers and Directors, regardless of where such activities are conducted, except that CMS, its Officers and Directors, will not, individually or collectively, anywhere in the world, for a period of five (5) years, directly or indirectly, engage in the business of manufacturing and/or selling traditional wound care products, more specifically described as tubular compression, retention and protective dressings and Unna Boots. Buyer and CMS shall enter into an agreement, prior to the Closing Date, which will further define their relationship after the Closing Date, and which shall involve the providing of services, for good and valuable consideration, by CMS to Buyer, for a period of time to be agreed upon between Buyer and CMS.

        2.    Remedies. Seller, its Directors and Officers, Brian T. Fuhrmann, Christopher Fuhrmann and David T. Fuhrmann, acknowledge and agree that a breach of this Agreement will be deemed to threaten immediate and substantial irreparable harm to Buyer. Accordingly, Seller, Brian T. Fuhrmann, Christopher Fuhrmann and David T. Fuhrmann, agree that in the event of a threatened or actual breach of this Agreement, Buyer shall have the right to obtain immediate injunctive relief enjoining Seller, its Directors and Officers, Brian T. Fuhrmann, Christopher Fuhrmann and David T. Fuhrmann, together with its/their/his affiliates, from any further breach.

        Seller, Brian T. Fuhrmann, Christopher Fuhrmann and David T. Fuhrmann, consent and agree that in addition to injunctive or other equitable relief, monetary damages shall also be available to Buyer to enforce the covenants set forth in this Agreement, and any such relief shall be without the necessity of posting a bond, cash or otherwise.

        3.    Interpretation and Construction. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect. The parties acknowledge, understand and agree that if any restriction contained in this Covenant Not to Compete is held by any Court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place, and the remaining restrictions contained herein shall be enforced independently of each other. The language of all parts of this Agreement is the language of all parties hereto and shall in all cases be construed according to its fair meaning and not for or against any of the parties.

        4.    Governing Law and Jurisdiction. This Agreement shall be enforced, governed and construed in accordance with the laws of the State of New Jersey. The parties consent to the exclusive jurisdiction of the Courts of the State of New Jersey, or any federal Court located in Newark, New Jersey, for the resolution of any and all disputes arising hereunder.

        5.    Complete Agreement; Amendment. This Agreement sets forth the entire understanding of the parties hereto and supersedes all other agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by an officer, employee or representative of any party.

        6.    Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce that provision or any other provision hereof at any time thereafter, except as specifically limited herein.

        7.    Survival. The provisions of this Covenant Not to Compete shall survive closing of title to the assets specifically conveyed by Seller to Buyer, as more particularly described in the Asset Purchase Agreement between Seller and Buyer dated as of January , 2006.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this        day of March, 2006.

ATTEST:	DERMA SCIENCES, INC.
By
Raymond C. Hedger, Jr., Secretary		Edward J. Quilty, President and Chief Executive Officer
ATTEST:	WESTERN MEDICAL, LTD.
By
Brian T. Fuhrmann, Secretary		Christopher Fuhrman, President
WITNESS
By
Brian T. Fuhrmann, Individually
WITNESS

Christopher Fuhrmann, Individually
WITNESS

David T. Fuhrmann, Individually

Exhibit C

FORM OF OPINION OF SELLER’S COUNSEL

        At the Closing, the Seller shall deliver to the Buyer the opinion of its counsel, Charles A. Gruen, Esq., substantially to the following effect:

        1.    Western Medical, Ltd. (“Western Medical”) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to enter into the Asset Purchase Agreement between it and Derma Sciences, Inc. dated January ____, 2006 (the “Agreement”) and perform its obligations thereunder.

        2.    Western Medical is registered to do business in the following jurisdictions: _______________________________. Western Medical’s business operations as they are presently conducted do not require that it register to do business in any jurisdictions with the exception of the foregoing.

        3.    The execution and delivery of the Agreement by Western Medical and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of Western Medical. The Agreement constitutes the legal, valid and binding obligation of Western Medical and is enforceable against Western Medical in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally.

        4.    The execution and delivery of the Agreement by Western Medical does not, and the performance by Western Medical of its obligations under the Agreement will not: (i) violate any term or provisions of any law or regulation to which Western Medical is subject, or, [to such counsel’s knowledge,] any writ, judgment, decree, injunction or similar order applicable to Western Medical; (ii) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or bylaws of Western Medical; or (iii) [to such counsel’s knowledge,] conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person any right of termination, cancellation, acceleration, or modification in or with respect to, any contract to which Western Medical is a party or by which any of its assets or properties may be bound and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement, on the ability of Western Medical to perform its obligations under the Agreement, or on the business or financial condition of Western Medical.

        5.    [To such counsel’s knowledge]: (i) there are no actions, suits, investigations or proceedings pending or threatened against Western Medical or any of its assets and properties by any person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement or on the ability of Western Medical to perform its obligations under the Agreement; and (ii) there are no writs, judgments, decrees or similar orders of any person restraining, enjoining or otherwise preventing consummation of the transactions contemplated by the Agreement.

Exhibit D

FORM OF BILL OF SALE

        THIS BILL OF SALE dated March ____, 2006 is executed and delivered by Western Medical, Ltd., a corporation organized under the laws of the State of New Jersey and having its principal place of business at 64 North Summit Street, Tenafly, New Jersey 07670 (“Seller”), in connection with the Asset Purchase Agreement dated January ____, 2006, by and between Seller and Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania and having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (“Buyer”).

        WHEREAS, pursuant to the Asset Purchase Agreement, the Seller has agreed to sell, transfer, convey, assign and deliver to the Buyer the assets hereinbelow described,

        NOW, THEREFORE, in consideration of the execution and delivery of the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller undertakes as follows:

        1.    Sale and Delivery. The Seller hereby sells, transfers, conveys, assigns and delivers to the Buyer and its successors and assigns all of the Seller’s right, title and interest in and to the assets, properties and rights of the Seller as listed on Schedule A attached hereto (the “Assets”).

        2.    Further Assurances. The Seller hereby agrees to execute and deliver such other instruments or documents, and to take such additional actions, as may be reasonably requested by the Buyer in order to effectuate the transfers contemplated hereby.

        3.    Asset Purchase Agreement. This Bill of Sale is intended to evidence the consummation of the sale and transfer by the Seller to the Buyer of the Assets as contemplated by the Asset Purchase Agreement.

        4.    Governing Law. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of law principles thereof.

        IN WITNESS WHEREOF, this Bill of Sale has been duly executed by and delivered by a duly authorized officer of the Seller on the date first above written.

WESTERN MEDICAL, LTD.
By:
Christopher Fuhrman President

Schedule A

ASSETS CONVEYED

[From Schedule 1.1.1 of the Asset Purchase Agreement]

Exhibit E-1

FORM OF GENERAL RELEASE

        THIS GENERAL RELEASE, dated as of March ____, 2006 (the “General Release”) by Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania and having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (“Buyer”) in favor of Western Medical, Ltd., a corporation organized under the laws of the State of New Jersey and having its principal place of business at 64 North Summit Street, Tenafly, New Jersey 07670 (“Seller”).

RECITALS

        WHEREAS, the parties have entered into that certain Asset Purchase Agreement dated January ____, 2006 (the “Asset Purchase Agreement”),

        WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer has undertaken to generally release the Seller as to all matters prior to the Closing Date,

        NOW, THEREFORE, in consideration of the execution of the Asset Purchase Agreement, the Buyer undertakes as follows:

        1.    General Release. The Buyer, with the intent of binding itself, its successors, heirs, assigns, officers, directors and agents, hereby releases and forever discharges the Seller, Comprehensive Marketing Solutions, LLC, Glenwood, LLC, any related or affiliated entities, and each of their officers, directors, managers, members, employees, agents, servants and contractors (collectively, the “Western Medical Affiliates”) from and against any and all liabilities, claims, grievances, demands, charges, actions and causes of action whatsoever which first arose prior to and through the date on which this General Release is executed, including, but not limited to, any and all claims arising under or pursuant to any constitution, common law, statute, regulation, executive order or ordinance. Without limiting the foregoing, the Buyer expressly waives any right that it may have to assert or pursue any claim based upon any contract or agreement, saving and excepting therefrom the Asset Purchase Agreement and agreements thereunder or pursuant thereto, between the Buyer and the Seller. In addition, the Buyer expressly waives the benefit of any statute or rule of law that, if applied to this General Release, would otherwise exclude from its binding effect any claims not known by the Buyer to exist.

        2.    No Modification of Asset Purchase Agreement. This General Release is delivered pursuant to the Asset Purchase Agreement, is subject in all respects to the provisions thereof and does not alter, enlarge or restrict the provisions of the Asset Purchase Agreement.

        3.    Controlling Law. This General Release and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, but not limited to, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of New Jersey, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

        IN WITNESS WHEREOF, this General Release has been duly executed and delivered by a duly authorized officer of the Buyer on the date first above written.

DERMA SCIENCES, INC.
By:
Edward J. Quilty President and Chief Executive Officer

Exhibit E-2

FORM OF GENERAL RELEASE

        THIS GENERAL RELEASE, dated as of March ____, 2006 (the “General Release”) by Western Medical, Ltd., a corporation organized under the laws of the State of New Jersey and having its principal place of business at 64 North Summit Street, Tenafly, New Jersey 07670 (“Seller”) in favor of Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania and having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (“Buyer”).

RECITALS

        WHEREAS, the parties have entered into that certain Asset Purchase Agreement dated January ____, 2006 (the “Asset Purchase Agreement”),

        WHEREAS, pursuant to the Asset Purchase Agreement, the Seller has undertaken to generally release the Buyer as to all matters prior to the Closing Date,

        NOW, THEREFORE, in consideration of the execution of the Asset Purchase Agreement, the Seller undertakes as follows:

        1.    General Release. The Seller, with the intent of binding itself, its successors, heirs, assigns, officers, directors and agents, hereby releases and forever discharges the Buyer, Sunshine Products, Inc. (“Sunshine Products”), Derma Sciences Canada Inc. (“Derma Canada”), any related or affiliated entities, and each of their officers, directors, managers, members, employees, agents, servants and contractors (collectively, the “Derma Sciences Affiliates”) from and against any and all liabilities, claims, grievances, demands, charges, actions and causes of action whatsoever which first arose prior to and through the date on which this General Release is executed, including, but not limited to, any and all claims arising under or pursuant to any constitution, common law, statute, regulation, executive order or ordinance. Without limiting the foregoing, the Seller expressly waives any right that it may have to assert or pursue any claim based upon any contract or agreement, saving and excepting therefrom the Asset Purchase Agreement and agreements thereunder or pursuant thereto, between the Buyer and the Seller. In addition, the Seller expressly waives the benefit of any statute or rule of law that, if applied to this General Release, would otherwise exclude from its binding effect any claims not known by the Seller to exist.

        2.    No Modification of Asset Purchase Agreement. This General Release is delivered pursuant to the Asset Purchase Agreement, is subject in all respects to the provisions thereof and does not alter, enlarge or restrict the provisions of the Asset Purchase Agreement.

        3.    Controlling Law. This General Release and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, but not limited to, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of New Jersey, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

        IN WITNESS WHEREOF, this General Release has been duly executed and delivered by a duly authorized officer of the Seller on the date first above written.

WESTERN MEDICAL, LTD.
By:
Chris Fuhrman President and Chief Executive Officer

Exhibit F

FORM OF ASSUMPTION AGREEMENT

        THIS ASSUMPTION AGREEMENT, dated as of March ____, 2006 (the “Assumption Agreement”) by and between Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania and having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (“Buyer”), and Western Medical, Ltd., a corporation organized under the laws of the State of New Jersey and having its principal place of business at 64 North Summit Street, Tenafly, New Jersey 07670 (“Seller”).

RECITALS

        WHEREAS, the parties have entered into that certain Asset Purchase Agreement dated January ____, 2006 (the “Asset Purchase Agreement”),

        WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer has undertaken to assume, fully perform, satisfy and be liable for certain of the liabilities and obligations of the Seller as more particularly described in Schedule A hereof (the “Assumed Liabilities”),

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties mutually covenant and agree as follows:

        1.    Assumption of Assumed Liabilities. The Buyer hereby expressly assumes and agrees to pay, perform and discharge in accordance with their terms the Assumed Liabilities.

        2.    Further Assurances. Each of the Seller and the Buyer agree to execute such other documents and take such other actions as may reasonably be necessary or desirable to confirm and effectuate the assumption contemplated hereby.

        3.    No Modification of Asset Purchase Agreement. This Assumption Agreement is delivered pursuant to the Asset Purchase Agreement, is subject in all respects to the provisions thereof and does not alter, enlarge or restrict the provisions of the Asset Purchase Agreement.

        4.    Controlling Law. This Assumption Agreement and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, but not limited to, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of New Jersey, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

        5.    Consent to Jurisdiction. The parties hereto hereby consent to the exclusive jurisdiction of the state courts situate in Bergan county and the federal courts situate in Newark, New Jersey with respect to any disputes, claims, controversies or other actions or proceedings arising under this Assumption Agreement. The parties hereto hereby waive any and all rights to commence any action or proceeding before any other court or judicial body or in any other venue with respect to the subject matter hereof.

        IN WITNESS WHEREOF, this Assumption Agreement has been duly executed and delivered by a duly authorized officer of each of Buyer and Seller on the date first above written.

DERMA SCIENCES, INC.
By:
Edward J. Quilty President and Chief Executive Officer
WESTERN MEDICAL, LTD.
By:
Chris Fuhrman President and Chief Executive Officer

Schedule A

ASSUMED LIABILITIES

Exhibit G

FORM OF SECURITY AGREEMENT

        THIS SECURITY AGREEMENT, dated as of March ____, 2006 (the “Security Agreement”) by and between Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania and having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (“Buyer”), and Western Medical, Ltd., a corporation organized under the laws of the State of New Jersey and having its principal place of business at 64 North Summit Street, Tenafly, New Jersey 07670 (“Seller”).

RECITALS

        WHEREAS, the parties have entered into that certain Asset Purchase Agreement dated January ____, 2006 (the “Asset Purchase Agreement”),

        WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer has issued to the Seller the Buyer’s promissory note of even date herewith in the principal amount of $500,000,

        WHEREAS, pursuant to the Asset Purchase Agreement, the Seller has undertaken certain obligations of indemnity to the Buyer, and

        WHEREAS, the Seller has undertaken to secure its obligations of indemnity by the amount due to it under the foregoing promissory note,

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties mutually covenant and agree as follows:

        1.    Grant of Security Interest. The Seller hereby grants to the Buyer a security interest in that certain promissory note issued by the Buyer, as maker, to the order of the Seller, as payee, dated March ____, 2006, in the principal amount of $500,000, bearing interest at 12% per annum, payable quarterly, and maturing on March ____, 2009 (the “Promissory Note”).

        2.    Obligations. The obligations secured by this Security Agreement are those obligations of indemnity of the Seller set forth in Section 7.2, as conditioned and/or limited by Sections 7.4, 7.5, 7.6 and 7.7, of the Asset Purchase Agreement (the “Obligations”).

        3.    Recourse to Collateral. The Buyer shall have recourse to the Promissory Note, and may satisfy the Obligations from amounts due to the Seller thereunder, if, and to the extent: (i) the Seller incurs an obligation to indemnify the Buyer under Section 7.2 of the Asset Purchase Agreement, (ii) the foregoing obligation to indemnify the Buyer has become final and unappealable, and (iii) the Seller fails to satisfy its obligations of indemnity in accordance with Section 7.5 of the Asset Purchase Agreement.

        4.    No Modification of Asset Purchase Agreement. This Security Agreement is delivered pursuant to the Asset Purchase Agreement, is subject in all respects to the provisions thereof and does not alter, enlarge or restrict the provisions of the Asset Purchase Agreement.

       5.     Controlling Law. This Security Agreement and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, but not limited to, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of New Jersey, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

        6.    Consent to Jurisdiction. The parties hereto hereby consent to the exclusive jurisdiction of the state courts situate in Bergan county and the federal courts situate in Newark, New Jersey with respect to any disputes, claims, controversies or other actions or proceedings arising under this Security Agreement. The parties hereto hereby waive any and all rights to commence any action or proceeding before any other court or judicial body or in any other venue with respect to the subject matter hereof.

        IN WITNESS WHEREOF, this Security Agreement has been duly executed and delivered by a duly authorized officer of each of Buyer and Seller on the date first above written.

DERMA SCIENCES, INC.
By:
Edward J. Quilty President and Chief Executive Officer
WESTERN MEDICAL, LTD.
By:
Chris Fuhrman, President and Chief Executive Officer

Schedule 1.1.1

ASSETS

Products:

Item Number:              2070
Description:              PSS SELECT UNNABOOT 3" x 10 YARDS (60 EACH)

Item Number:              2071
Description:              PSS SELECT UNNABOOT 4" x 10 YARDS (60 EACH)

Item Number:              2072
Description:              PSS SELECT UNNABOOT 3" x 10 YARDS W/ CALAMINE (60 EACH)

Item Number:              2073
Description:              PSS SELECT UNNABOOT 4" x 10 YARDS W/ CALAMINE (60 EACH)

Item Number:              261320
Description:              DOMEPASTE 3" PASTE BANDAGE

Item Number:              261440
Description:              DOMEPASTE 4" PASTE BANDAGE

Item Number:              90-0434
Description:              COPRESS 3" x 5 YARD COHESIVE - HT PKG

Item Number:              90-0435
Description:              COPRESS 4" x 5 YARD COHESIVE - HT PKG

Item Number:              90-0506
Description:              4" 100% COTTON GAUZE

Item Number:              90-0507
Description:              3" 100% COTTON GAUZE

Item Number:              APPLICATORS
Description:              FINGER SPLINTS ALUMINUM

Item Number:              BA2500
Description:              BANDNET SIZE 0 - 25 YARDS STRETCHED

Item Number:              BA2500.5
Description:              BANDNET SIZE .5 - 25 YARDS STRETCHED

Item Number:              BA2501
Description:              BANDNET SIZE 1 - 25 YARDS STRETCHED

Schedule 1.1.1

Item Number:              BA2502
Description:              BANDNET SIZE 2 - 25 YARDS STRETCHED

Item Number:              BA2503
Description:              BANDNET SIZE 3 - 25 YARDS STRETCHED

Item Number:              BA2504
Description:              BANDNET SIZE 4 - 25 YARDS STRETCHED

Item Number:              BA2505
Description:              BANDNET SIZE 5 - 25 YARDS STRETCHED

Item Number:              BA2505.5
Description:              BANDNET SIZE 5.5 - 25 YARDS STRETCHED

Item Number:              BA2506
Description:              BANDNET SIZE 6 - 25 YARDS STRETCHED

Item Number:              BA2507
Description:              BANDNET SIZE 7 - 25 YARDS STRETCHED

Item Number:              BA2508
Description:              BANDNET SIZE 8 - 25 YARDS STRETCHED

Item Number:              BA2509
Description:              BANDNET SIZE 9 - 25 YARDS STRETCHED

Item Number:              BA2510
Description:              BANDNET SIZE 10 - 25 YARDS STRETCHED

Item Number:              BA2511
Description:              BANDNET SIZE 11 - 25 YARDS STRETCHED

Item Number:              BA2512
Description:              BANDNET SIZE 12 - 25 YARDS STRETCHED

Item Number:              BA2514
Description:              BANDNET SIZE 14 - 25 YARDS STRETCHED

Item Number:              BA2522
Description:              BANDNET SIZE 22 - 25 YARDS STRETCHED

Item Number:              BA5000
Description:              BANDNET SIZE 0 - 50 YARDS STRETCHED

Item Number:              BA5000.5
Description:              BANDNET SIZE .5 - 50 YARDS STRETCHED

Schedule 1.1.1

Item Number:              BA5001
Description:              BANDNET SIZE 1 - 50 YARDS STRETCHED

Item Number:              BA5002
Description:              BANDNET SIZE 2 - 50 YARDS STRETCHED

Item Number:              BA5003
Description:              BANDNET SIZE 3 - 50 YARDS STRETCHED

Item Number:              BA5004
Description:              BANDNET SIZE 4 - 50 YARDS STRETCHED

Item Number:              BA5005
Description:              BANDNET SIZE 5 - 50 YARDS STRETCHED

Item Number:              BA5005.5
Description:              BANDNET SIZE 5.5 - 50 YARDS STRETCHED

Item Number:              BA5006
Description:              BANDNET SIZE 6 - 50 YARDS STRETCHED

Item Number:              BA5007
Description:              BANDNET SIZE 7 - 50 YARDS STRETCHED

Item Number:              BA5008
Description:              BANDNET SIZE 8 - 50 YARDS STRETCHED

Item Number:              BA5009
Description:              BANDNET SIZE 9 - 50 YARDS STRETCHED

Item Number:              BA5010
Description:              BANDNET SIZE 10 - 50 YARDS STRETCHED

Item Number:              BA5011
Description:              BANDNET SIZE 11 - 50 YARDS STRETCHED

Item Number:              BL-113L
Description:              BECK-LEE STRESS T-SHIRTS - LARGE (5 BAGS PER CASE)

Item Number:              BL-113M
Description:              BECK-LEE STRESS T-SHIRT - MEDIUM (5 BAGS PER CASE)

Item Number:              BL-113S
Description:              BECK-LEE STRESS T-SHIRT - SMALL (5 BAGS PER CASE)

Item Number:              BL-113XL
Description:              BECK-LEE STRESS T-SHIRT - EXTRA LARGE (5 BAGS PER CASE)

Schedule 1.1.1

Item Number:              C15510-219
Description:              ALLEGIANCE TUBULAR GAUZE 5/8" X 50 YARDS (WHITE)

Item Number:              C15510-220
Description:              ALLEGIANCE TUBULAR GAUZE 1" X 50 YARDS (WHITE)

Item Number:              C15510-221
Description:              ALLEGIANCE TUBULAR GAUZE 1 1/2" X 50 YARDS (WHITE)

Item Number:              C15510-222
Description:              ALLEGIANCE TUBULAR GAUZE 2 5/8" X 50 YARDS (WHITE)

Item Number:              C15510-223
Description:              ALLEGIANCE TUBULAR GAUZE 3 5/8" X 50 YARDS (WHITE)

Item Number:              C15510-231
Description:              ALLEGIANCE LUCITE APPLICATOR - SIZE #1

Item Number:              C15510-232
Description:              ALLEGIANCE LUCITE APPLICATOR - SIZE #2

Item Number:              C15510-234
Description:              ALLEGIANCE LUCITE APPLICATOR - SIZE #3

Item Number:              C15510-241
Description:              ALLEGIANCE CAGE APPLICATOR - SIZE #1

Item Number:              C15510-242
Description:              ALLEGIANCE CAGE APPLICATOR - SIZE #2

Item Number:              C15510-243
Description:              ALLEGIANCE CAGE APPLICATOR - SIZE #3

Item Number:              C15510-244
Description:              ALLEGIANCE CAGE APPLICATOR - SIZE #4

Item Number:              GEN10NET
Description:              GENETIC LABS SIZE 10 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GEN11/2TUBE
Description:              GENETIC LABS TUBULAR GAUZE 1 1/2" X 50 YARDS (BULK)

Item Number:              GEN1NET
Description:              GENETIC LABS SIZE 1 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GEN1TUBE
Description:              GENETIC LABS TUBULAR GAUZE 1" X 50 YARDS (BULK)

Schedule 1.1.1

Item Number:              GEN25/8TUBE
Description:              GENETIC LABS TUBULAR GAUZE 2 5/8 BULK

Item Number:              GEN2NET
Description:              GENETIC LABS SIZE 2 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GEN3NET
Description:              GENETIC LABS SIZE 3 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GEN4NET
Description:              GENETIC LABS SIZE 4 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GEN5/8TUBE
Description:              GENETIC LABS TUBULAR GAUZE 5/8" X 50 YARDS (BULK)

Item Number:              GEN5NET
Description:              GENETIC LABS SIZE 5 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GEN6NET
Description:              GENETIC LABS SIZE 6 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GEN7/8TUBE
Description:              GENETIC LABS TUBULAR GAUZE 7/8" X 50 YARDS (BULK)

Item Number:              GEN7NET
Description:              GENETIC LABS SIZE 7 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GEN8NET
Description:              GENETIC LABS SIZE 8 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GEN9NET
Description:              GENETIC LABS SIZE 9 ELASTIC NET - 25 YARDS STRETCHED

Item Number:              GL-100-3R
Description:              3" FLEXOPLAST REVERSE ADHESIVE BANDAGE - 5 YARDS STRETCHED

Item Number:              GL-1000
Description:              GLENSLEEVE II - HAND/WRIST  # 21038

Item Number:              GL-1000B
Description:              GLENSLEEVE II - HAND/WRIST (BEIGE)

Item Number:              GL-1000WP
Description:              GLENSLEEVE HAND/WRIST/ARM PROTECTOR. WHITE PADDED /12/CASE

Item Number:              GL-1000WP/PAIR
Description:              WHITE PADDED GLENSLEEVES/PAIR/ BULK

Schedule 1.1.1

Item Number:              GL-105F
Description:              SURGITUBE 5/8" X 5 YARDS (FLESH) - INCL. SPLINT APPLICATOR

Item Number:              GL-105W
Description:              SURGITUBE 5/8" X 5 YARDS (WHITE) - INCL. SPLINT APPLICATOR

Item Number:              GL-1100B
Description:              GLENSLEEVE 1100 PETITE HAND/WRIST/ARM BEIGE 12 PAIR PER CASE

Item Number:              GL-110W
Description:              SURGITUBE 5/8" X 10 YARDS (WHITE) - INCL. SPLINT APPLICATOR

Item Number:              GL-1CDBX
Description:              # 1 COTTON DACRON BOXED WITH APPLICATOR

Item Number:              GL-200-3
Description:              3" UNNA-PAK - ONE DOZEN COHESIVE BANDAGE/3"PASTE BANDAGE

Item Number:              GL-200-4
Description:              4" UNNA-PAK / DZ. COHESIVE BANDAGE/4" PASTE BANDAGE

Item Number:              GL-2000
Description:              GLENSLEEVE II - HAND/WRIST/THUMB  #21033

Item Number:              GL-205F
Description:              SURGITUBE 7/8" X 5 YARDS (FLESH) - INCL. SPLINT APPLICATOR

Item Number:              GL-205W
Description:              SURGITUBE 7/8" X 5 YARDS (WHITE) - INCL. SPLINT APPLICATOR

Item Number:              GL-209
Description:              SURGITUBE 5/8" X 50 YARDS (FLESH) - FOR USE WITH APPLICATOR

Item Number:              GL-210
Description:              SURGITUBE 1" X 50 YARDS (FLESH) - FOR USE WITH APPLICATOR

Item Number:              GL-210F
Description:              SURGITUBE 7/8" x 10 YARDS (FLESH) - INCL. SPLINT APPLICATOR

Item Number:              GL-210W
Description:              SURGITUBE 7/8" X 10 YARDS (WHITE) - INCL. SPLINT APPLICATOR

Item Number:              GL-211
Description:              SURGITUBE 1 1/2" X 50 YARD (FLESH) - FOR USE WITH APPLICATOR

Item Number:              GL-212
Description:              SURGITUBE 2 5/8" X 50 YARD (FLESH) - FOR USE WITH APPLICATOR

Schedule 1.1.1

Item Number:              GL-219
Description:              SURGITUBE 5/8" X 50 YARDS (WHITE) - FOR USE WITH APPLICATOR

Item Number:              GL-220
Description:              SURGITUBE 1" X 50 YARDS (WHITE) - FOR USE WITH APPLICATOR

Item Number:              GL-221
Description:              SURGITUBE 1 1/2" X 50 YARD (WHITE) - FOR USE WITH APPLICATOR

Item Number:              GL-222
Description:              SURGITUBE 2 5/8" X 50 YARD (WHITE) - FOR USE WITH APPLICATOR

Item Number:              GL-223
Description:              SURGITUBE 3 5/8" X 50 YARD (WHITE) - FOR USE WITH APPLICATOR

Item Number:              GL-224
Description:              SURGITUBE 5" X 50 YARDS (WHITE)

Item Number:              GL-225
Description:              SURGITUBE 7" X 50 YARDS (WHITE)

Item Number:              GL-227
Description:              CAGE APPLICATOR SET (SIZES 1, 2 & 3)

Item Number:              GL-230
Description:              METAL CAGE APPLICATOR - SIZE #0

Item Number:              GL-231
Description:              METAL CAGE APPLICATOR - SIZE #1

Item Number:              GL-231P
Description:              LUCITE TUBE APPLICATOR - SIZE #1

Item Number:              GL-232
Description:              METAL CAGE APPLICATOR - SIZE #2

Item Number:              GL-232P
Description:              LUCITE TUBE APPLICATOR - SIZE #2

Item Number:              GL-234
Description:              METAL CAGE APPLICATOR - SIZE #3

Item Number:              GL-234P
Description:              LUCITE TUBE APPLICATOR - SIZE #3

Item Number:              GL-235
Description:              STARTER KIT W/TUBE GAUZE AND CAGE APPLICATORS

Schedule 1.1.1

Item Number:              GL-236
Description:              METAL CAGE APPLICATOR - SIZE #4

Item Number:              GL-241
Description:              SURGITUBE 5/8" X 50 YARDS (WHITE) - FOR USE W/O APPLICATOR

Item Number:              GL-242
Description:              SURGITUBE 7/8" X 50 YARDS (WHITE) - FOR USE W/O APPLICATOR

Item Number:              GL-242A
Description:              SURGITUBE 1 1/8" X 50 YARDS (WHITE) - FOR USE W/O APPLICATOR

Item Number:              GL-243
Description:              SURGITUBE 1 1/2" X 50 YARDS (WHITE) - FOR USE W/O APPLICATOR

Item Number:              GL-244
Description:              SURGITUBE 1 1/2" X 50 YARDS (WHITE) - FOR USE W/O APPLICATOR

Item Number:              GL-245
Description:              SURGITUBE 2" X 50 YARDS (WHITE) - FOR USE W/O APPLICATOR

Item Number:              GL-246
Description:              SURGITUBE 5/8" X 50 YARDS (FLESH) - FOR USE W/O APPLICATOR

Item Number:              GL-247
Description:              SURGITUBE 7/8" X 50 YARDS (FLESH) - FOR USE W/O APPLICATOR

Item Number:              GL-248
Description:              SURGITUBE 1 1/2" X 50 YARDS (FLESH) - FOR USE W/O APPLICATOR

Item Number:              GL-251
Description:              SURGITUBE 5/8" x 15 YARDS (WHITE)

Item Number:              GL-252
Description:              SURGITUBE 7/8" x 15 YARDS (WHITE)

Item Number:              GL-2522
Description:              SURGILAST SIZE 22 - 25 YARDS STRETCHED

Item Number:              GL-252A
Description:              SURGITUBE 1 1/8" x 15 YARDS (WHITE)

Item Number:              GL-260
Description:              SURGITUBE 2" X 50 YARDS (FLESH) - FOR USE W/O APPLICATOR

Item Number:              GL-2CDBX
Description:              #2 COTTON DACRON - BOXED WITH APPLICATORS

Schedule 1.1.1

Item Number:              GL-300-1
Description:              PRIMER 3" X 10 YDS. UNNA BOOT

Item Number:              GL-300-1C
Description:              PRIMER 3" X 10 YDS. UNNA BOOT W/CALAMINE

Item Number:              GL-300-1F
Description:              PRIMER FLEX 3" ELASTIC UNNABOOT 10 YDS STRETCHED

Item Number:              GL-3000
Description:              GLENSLEEVE II - BELOW KNEE #21043

Item Number:              GL-3000B
Description:              GLENSLEEVE II - BELOW KNEE (BEIGE) # 21052

Item Number:              GL-305F
Description:              SURGITUBE 1 1/2" X 5 YARDS (FLESH)

Item Number:              GL-305W
Description:              SURGITUBE 1 1/2" X 5 YARDS (WHITE)

Item Number:              GL-310W
Description:              SURGITUBE 1 1/2" X 10 YARDS (WHITE)

Item Number:              GL-400-1
Description:              PRIMER 4" X 10 YDS. UNNA BOOT

Item Number:              GL-400-1C
Description:              PRIMER 4" X 10 YDS. UNNA BOOT W/CALAMINE

Item Number:              GL-400-1F
Description:              PRIMER FLEX 4" ELASTIC UNNABOOT 10 YDS STRETCHED

Item Number:              GL-405W
Description:              SURGITUBE 1 1/2" X 5 YARDS (WHITE) - TIGHT WEAVE

Item Number:              GL-501
Description:              SURGILAST SIZE 1 - 50 YARDS STRETCHED

Item Number:              GL-502
Description:              SURGILAST SIZE 2 - 50 YARDS STRETCHED

Item Number:              GL-503
Description:              SURGILAST SIZE 3 - 50 YARDS STRETCHED

Item Number:              GL-504
Description:              SURGILAST SIZE 4 - 50 YARDS STRETCHED

Schedule 1.1.1

Item Number:              GL-505
Description:              SURGILAST SIZE 5 - 50 YARDS STRETCHED

Item Number:              GL-506
Description:              SURGILAST SIZE 5.5 - 50 YARDS STRETCHED

Item Number:              GL-507
Description:              SURGILAST SIZE 6 - 50 YARDS STRETCHED

Item Number:              GL-508
Description:              SURGILAST SIZE 7 - 50 YARDS STRETCHED

Item Number:              GL-509
Description:              SURGILAST SIZE 8 - 50 YARDS STRETCHED

Item Number:              GL-510
Description:              SURGILAST SIZE 9 - 50 YARDS STRETCHED

Item Number:              GL-511
Description:              SURGILAST SIZE 10 - 50 YARDS STRETCHED

Item Number:              GL-512
Description:              SURGILAST SIZE 11 - 50 YARDS STRETCHED

Item Number:              GL-600
Description:              SURGILAST PRE-CUT HEAD DRESSING (20 UNITS PER BOX)

Item Number:              GL-620
Description:              SURGILAST PRE-CUT PERINEUM/SMALL-MEDIUM (20 UNITS PER BOX)

Item Number:              GL-622
Description:              SURGILAST PRE-CUT PERINEUM/LARGE-X-LARGE (20 UNITS PER BOX)

Item Number:              GL-641
Description:              SURGILAST PRE-CUT FOOT/KNEE/ELBOW/HAND (20 UNITS PER BOX)

Item Number:              GL-701
Description:              SURGILAST SIZE 1 - 25 YARDS STRETCHED

Item Number:              GL-702
Description:              SURGILAST SIZE 2 - 25 YARDS STRETCHED

Item Number:              GL-703
Description:              SURGILAST SIZE 3 - 25 YARDS STRETCHED

Item Number:              GL-704
Description:              SURGILAST SIZE 4 - 25 YARDS STRETCHED

Schedule 1.1.1

Item Number:              GL-705
Description:              SURGILAST SIZE 5 - 25 YARDS STRETCHED

Item Number:              GL-706
Description:              SURGILAST SIZE 5.5 - 25 YARDS STRETCHED

Item Number:              GL-707
Description:              SURGILAST SIZE 6 - 25 YARDS STRETCHED

Item Number:              GL-708
Description:              SURGILAST SIZE 7 - 25 YARDS STRETCHED

Item Number:              GL-709
Description:              SURGILAST SIZE 8 - 25 YARDS STRETCHED

Item Number:              GL-710
Description:              SURGILAST SIZE 9 - 25 YARDS STRETCHED

Item Number:              GL-711
Description:              SURGILAST SIZE 10 - 25 YARDS STRETCHED

Item Number:              GL-712
Description:              SURGILAST SIZE 11 - 25 YARDS STRETCHED

Item Number:              GL-713
Description:              SURGILAST SIZE 12 - 25 YARDS STRETCHED

Item Number:              GL-714
Description:              SURGILAST SIZE 13 - 25 YARDS STRETCHED

Item Number:              GL-715
Description:              SURGILAST SIZE 14 - 25 YARDS STRETCHED

Item Number:              GL-720
Description:              SURGILAST SIZE A - 10 YARDS STRETCHED

Item Number:              GL-722
Description:              SURGILAST SIZE B - 10 YARDS STRETCHED

Item Number:              GL-724
Description:              SURGILAST SIZE C - 10 YARDS STRETCHED

Item Number:              GL-726
Description:              SURGILAST SIZE D - 10 YARDS STRETCHED

Item Number:              GL-750
Description:              SURGILAST STRESS VEST - SMALL/MEDIUM (20 UNITS PER BOX)

Schedule 1.1.1

Item Number:              GL-752
Description:              SURGILAST STRESS VEST - LARGE/X-LARGE (20 UNITS PER BOX)

Item Number:              GL-800
Description:              HEEL & ELBOW PROTECTORS - SMALL (12 PAIRS)

Item Number:              GL-800/24
Description:              HEEL & ELBOW PROTECTORS - SMALL (24 PAIRS)

Item Number:              GL-801
Description:              HEEL & ELBOW PROTECTORS - MEDIUM/LARGE (12 PAIRS)

Item Number:              GL-801/24
Description:              HEEL & ELBOW PROTECTORS - MEDIUM/LARGE (24 PAIRS)

Item Number:              GL-801/PR
Description:              HEEL AND ELBOW PROTECTOR SIZE MEDIUM/ LARGE ONE PAIR

Item Number:              GL-802
Description:              HEEL & ELBOW PROTECTORS - EXTRA-LARGE (12 PAIRS)

Item Number:              GL-802/24
Description:              HEEL & ELBOW PROTECTORS - EXTRA-LARGE (24 PAIRS)

Item Number:              GL-802/PR
Description:              HEEL AND ELBOW SIZE X-LGE - ONE PAIR

Item Number:              GL-899
Description:              GLENSLEEVE ARM PROTECTORS - SMALL/MEDIUM (12 PAIRS)

Item Number:              GL-900
Description:              GLENSLEEVE ARM PROTECTORS - LARGE/EXTRA-LARGE  (12 PAIRS)

Item Number:              GL-9702
Description:              ORTHOPAEDIC STOCKINETTE 2" X 25 YARDS (COTTON) #10022

Item Number:              GL-9703
Description:              ORTHOPAEDIC STOCKINETTE 3" X 25 YARDS (COTTON) #10023

Item Number:              GL-9704
Description:              ORTHOPAEDIC STOCKINETTE 4" X 25 YARDS (COTTON)

Item Number:              GL-9706
Description:              ORTHOPAEDIC STOCKINETTE 6" X 25 YARDS (COTTON)

Item Number:              GL-9712
Description:              ORTHOPAEDIC STOCKINETTE 2" X 25 YARDS (SYNTHETIC)

Schedule 1.1.1

Item Number:              GL-9713
Description:              ORTHOPAEDIC STOCKINETTE 3" X 25 YARDS (SYNTHETIC)

Item Number:              GL-9714
Description:              ORTHOPAEDIC STOCKINETTE 4" X 25 YARDS (SYNTHETIC)

Item Number:              GL-ALUAPP
Description:              ALUMINUM FINGER SPLINT APPLICATOR - ONE DOZEN

Item Number:              GL-B10
Description:              SURGIGRIP LATEX-FREE SIZE B - 2 1/2" x 10 METERS #01114

Item Number:              GL-C10
Description:              SURGIGRIP LATEX-FREE SIZE C - 2 3/4" x 10 METERS

Item Number:              GL-D10
Description:              SURGIGRIP LATEX-FREE SIZE D - 3" x 10 METERS

Item Number:              GL-E10
Description:              SURGIGRIP LATEX-FREE SIZE E - 3 1/2" x 10 METERS

Item Number:              GL-F10
Description:              SURGIGRIP LATEX-FREE SIZE F - 4" x 10 METERS

Item Number:              GL-G10
Description:              SURGIGRIP LATEX-FREE SIZE G - 4  1/2" x 10 meters per box

Item Number:              GL-J10
Description:              SURGIGRIP LATEX-FREE SIZE J -  6 3/4" X 10 METERS.

Item Number:              GL-K10
Description:              SURGIGRIP LATEX-FREE SIZE K - 8 " x 10 METERS

Item Number:              GL-L10
Description:              SURGIGRIP LATEX-FREE SIZE L - 12 3/4" x 10 METERS

Item Number:              GL-LF2501
Description:              SURGILAST LATEX-FREE SIZE 1 - 25 YARDS STRETCHED

Item Number:              GL-LF2502
Description:              SURGILAST LATEX-FREE SIZE 2 - 25 YARDS STRETCHED

Item Number:              GL-LF2503
Description:              SURGILAST LATEX-FREE SIZE 3 - 25 YARDS STRETCHED

Item Number:              GL-LF2504
Description:              SURGILAST LATEX-FREE SIZE 4 - 25 YARDS STRETCHED

Schedule 1.1.1

Item Number:              GL-LF2505
Description:              SURGILAST LATEX-FREE SIZE 5 - 25 YARDS STRETCHED

Item Number:              GL-LF2505.5
Description:              SURGILAST LATEX-FREE SIZE 5.5 - 25 YARDS STRETCHED

Item Number:              GL-LF2506
Description:              SURGILAST LATEX-FREE SIZE 6 - 25 YARDS STRETCHED

Item Number:              GL-LF2507
Description:              SURGILAST LATEX-FREE SIZE 7 - 25 YARDS STRETCHED

Item Number:              GL-LF2508
Description:              SURGILAST LATEX-FREE SIZE 8 - 25 YARDS STRETCHED

Item Number:              GL-LF2509
Description:              SURGILAST LATEX-FREE SIZE 9 - 25 YARDS STRETCHED

Item Number:              GL-LF2510
Description:              SURGILAST LATEX-FREE SIZE 10 - 25 YARDS STRETCHED

Item Number:              GL-LF2511
Description:              SURGILAST LATEX-FREE SIZE 11 - 25 YARDS STRETCHED

Item Number:              GL-LF2512
Description:              SURGILAST LATEX-FREE SIZE 12 - 25 YARDS STRETCHED

Item Number:              GL-LF2514
Description:              SURGILAST LATEX-FREE SIZE 14 - 25 YARDS STRETCHED

Item Number:              GL10-1
Description:              SURGILAST SIZE 1 - 10 YARDS STRETCHED

Item Number:              GL10-10
Description:              SURGILAST SIZE 10 - 10 YARDS STRETCHED

Item Number:              GL10-11
Description:              SURGILAST SIZE 11 - 10 YARDS STRETCHED

Item Number:              GL10-12
Description:              SURGILAST SIZE 12 - 10 YARDS STRETCHED

Item Number:              GL10-2
Description:              SURGILAST SIZE 2 - 10 YARDS STRETCHED

Item Number:              GL10-3
Description:              SURGILAST SIZE 3 - 10 YARDS STRETCHED

Schedule 1.1.1

Item Number:              GL10-4
Description:              SURGILAST SIZE 4 - 10 YARDS STRETCHED

Item Number:              GL10-5
Description:              SURGILAST SIZE 5 - 10 YARDS STRETCHED

Item Number:              GL10-6
Description:              SURGILAST SIZE 6 - 10 YARDS STRETCHED

Item Number:              GL10-7
Description:              SURGILAST SIZE 7 - 10 YARDS STRETCHED

Item Number:              GL10-8
Description:              SURGILAST SIZE 8 - 10 YARDS STRETCHED

Item Number:              GL10-9
Description:              SURGILAST SIZE 9 - 10 YARDS STRETCHED

Item Number:              GL100-1
Description:              FLEXOPLAST - ELASTIC ADHESIVE BANDAGE (1" X 5 YARDS) - 12/BOX

Item Number:              GL100-2
Description:              FLEXOPLAST - ELASTIC ADHESIVE BANDAGE (2" X 5 YARDS) - 6/BOX

Item Number:              GL100-3
Description:              FLEXOPLAST - ELASTIC ADHESIVE BANDAGE (3" X 5 YARDS) - 4/BOX

Item Number:              GL100-4
Description:              FLEXOPLAST - ELASTIC ADHESIVE BANDAGE (4" X 5 YARDS) - 6/BOX

Item Number:              LF25A
Description:              SURG-O-FLEX LATEX-FREE SIZE A - 25 YARDS STRETCHED

Item Number:              LF25B
Description:              SURG-O-FLEX LATEX-FREE SIZE B - 25 YARDS STRETCHED

Item Number:              LF25C
Description:              SURG-O-FLEX LATEX-FREE SIZE C - 25 YARDS STRETCHED

Item Number:              LF25D
Description:              SURG-O-FLEX LATEX-FREE SIZE D - 25 YARDS STRETCHED

Item Number:              LF73245
Description:              LATEX FREE 2"/4.5YDS STRETCHED REBS W/CLIPS (50/CASE)

Item Number:              LF73345
Description:              LATEX FREE 3"/4.5YD STRETCHED REB W/CLIPS (50 PER CASE)

Schedule 1.1.1

Item Number:              LF73445
Description:              LATEX FREE 4/ 4.5YDS STRETCHED REB W/CLIPS (50 PER CASE)

Item Number:              LF73645
Description:              LATEX FREE 6"/ 4.5YDS STRETCHED REB W/CLIPS (50 PER CASE)

Item Number:              NONUNNA3
Description:              3" x 10 YARD UNNABOOT BANDAGE WITH CALAMINE - MEDLINE

Item Number:              NONUNNA4
Description:              4" X 10 YARD UNNABOOT BANDAGE WITH CALAMINE - MEDLINE

Item Number:              R99903
Description:              3" ZINC PASTE BANDAGE (100 PER CASE)

Item Number:              R99903C
Description:              3" ZINC PASTE BANDAGE W/ CALAMINE (100 PER CASE)

Item Number:              R99904
Description:              KERMA 4" ZINC PASTE BANDAGE (100 PER CASE)

Item Number:              R99904C
Description:              KERMA 4" ZINC PASTE BANDAGE W/ CALAMINE (100 PER CASE)

Item Number:              SPLINTS
Description:              ALUMINUM FINGER SPLINTS

Item Number:              SU2500
Description:              SURG-O-FLEX SIZE 0 - 25 YARDS STRETCHED

Item Number:              SU2501
Description:              SURG-O-FLEX SIZE 1 - 25 YARDS STRETCHED

Item Number:              SU2502
Description:              SURG-O-FLEX SIZE 2 - 25 YARDS STRETCHED

Item Number:              SU2503
Description:              SURG-O-FLEX SIZE 3 - 25 YARDS STRETCHED

Item Number:              SU2504
Description:              SURG-O-FLEX SIZE 4 - 25 YARDS STRETCHED

Item Number:              SU2505
Description:              SURG-O-FLEX SIZE 5 - 25 YARDS STRETCHED

Item Number:              SU2505.5
Description:              SURG-O-FLEX SIZE 5.5 - 25 YARDS STRETCHED

Schedule 1.1.1

Item Number:              SU2506
Description:              SURG-O-FLEX SIZE 6 - 25 YARDS STRETCHED

Item Number:              SU2507
Description:              SURG-O-FLEX SIZE 7 - 25 YARDS STRETCHED

Item Number:              SU2508
Description:              SURG-O-FLEX SIZE 8 - 25 YARDS STRETCHED

Item Number:              SU2509
Description:              SURG-O-FLEX SIZE 9 - 25 YARDS STRETCHED

Item Number:              SU2510
Description:              SURG-O-FLEX SIZE 10 - 25 YARDS STRETCHED

Item Number:              SU2511
Description:              SURG-O-FLEX SIZE 11 - 25 YARDS STRETCHED

Item Number:              SU25A
Description:              SURG-O-FLEX SIZE A - 25 YARDS STRETCHED

Item Number:              SU25B
Description:              SURG-O-FLEX SIZE B - 25 YARDS STRETCHED

Item Number:              SU25C
Description:              SURG-O-FLEX SIZE C - 25 YARD STRETCHED

Item Number:              SU25D
Description:              SURG-O-FLEX SIZE D - 25 YARDS STRETCHED

Item Number:              SU25E
Description:              SURG-O-FLEX SIZE E - 12.5 YARDS STRETCHED

Item Number:              WM-.504
Description:              NON STERILE PRE-CUT .5 X 4" (5 PCS PER PACK - 36 PACKS/CASE)

Item Number:              WM-0106
Description:              NON STERILE PRE-CUT SIZE 1 X 6" (36 PER CASE)

Item Number:              WM-0118
Description:              LATEX-FREE NON STERILE PRE-CUT SIZE 1 X 18" (36 PER CASE)

Item Number:              WM-0218
Description:              LATEX-FREE NON STERILE PRE-CUT SIZE 2 X 18" (36 PER CASE)

Item Number:              WM-0418
Description:              LATEX-FREE NON STERILE PRE-CUT SIZE 4 X 18" (36 PER CASE)

Schedule 1.1.1

Item Number:              WM-0524
Description:              NON STERILE PRE-CUTS SIZE 5 X 24" (36 PER CASE)

Item Number:              WM-0618
Description:              LATEX-FREE NON STERILE PRE-CUT SIZE 6 X 18" (36 PER CASE)

Item Number:              WM-0624
Description:              NON STERILE PRE-CUTS SIZE 6 X 24" (36 PER CASE)

Item Number:              WM-0718
Description:              NON STERILE PRE-CUTS SIZE 7 X 18" (36 PER CASE)

Item Number:              WM-0818
Description:              LATEX-FREE NON STERILE PRE-CUT SIZE 8 X 18" (36 PER CASE)

Item Number:              WM-0830
Description:              NON STERILE PRE-CUTS SIZE 8 X 30" (36 PER CASE)

Item Number:              WM-0924
Description:              NON STERILE PRE-CUT SIZE 9 X 24" (36 PER CASE)

Item Number:              WM-1018
Description:              LATEX-FREE NON STERILE PRE-CUT SIZE 10 X 18" (36 PER CASE)

Item Number:              WM-102A/10
Description:              READY TO USE PRE-CUT - CHEST/PERINEUM PANTY - SMALL (10 EA)

Item Number:              WM-102B/10
Description:              READY TO USE PRE-CUT CHEST/PERINEUM PANTY - MED. SZ 7 10 EA

Item Number:              WM-102C/10
Description:              READY TO USE PRE-CUT - CHEST/PERINEUM PANTY - LARGE (10 EA)

Item Number:              WM-103B/10
Description:              READY TO USE PRE-CUT -PERINEUM PANTY - LGE (10 Per Bag) Sz 7

Item Number:              WM-105A
Description:              READY TO USE PRE-CUT - CRANIUM CAP - AVERAGE (10 EA)

Item Number:              WM-105B/10
Description:              READY TO USE PRE-CUT - FULL HEAD CAP - AVERAGE (10 EA)

Item Number:              WM-106/10
Description:              READY TO USE PRE-CUT - HIP/THIGH - AVERAGE (10 EA)

Item Number:              WM-108A/30
Description:              READY TO USE PRE-CUT - KNEE/FOOT/ELBOW/HAND - MEDIUM (30 EA)

Schedule 1.1.1

Item Number:              WM-108B/30
Description:              READY TO USE PRE-CUT - KNEE/FOOT/ELBOW/HAND - LARGE (30 EA)

Item Number:              WM-113L
Description:              BAND NET STRESS TEST T SHIRTS - LARGE (10 PER BAG)

Item Number:              WM-113M
Description:              BAND NET STRESS TEST T SHIRTS - MEDIUM (10 PER BAG)

Item Number:              WM-113S
Description:              BAND NET STRESS TEST T-SHIRTS - SMALL (10 PER BAG)

Item Number:              WM-113XL
Description:              BAND NET STRESS TEST T-SHIRTS - EXTRA LARGE (10 PER BAG)

Item Number:              WM-2224
Description:              NON STERILE PRE-CUT SIZE 22 X 24" (36 PER CASE)

Item Number:              WM-2CDBX
Description:              7/8" x 40 YARDS COTTON DACRON SIZE 2 - BOXED WITH APPLICATOR

Item Number:              WM-5CDBX
Description:              2-5/8" x 40 YARDS COTTON DACRON SIZE 5 - BOXED W/ APPLICATOR

Item Number:              WM-B10
Description:              SURGIGRIP 2 1/2" X 11 YDS. HANDS/LIMBS

Item Number:              WM-C10
Description:              SURGIGRIP 2 3/4" X 11 YDS. SMALL HANDS/LIMBS

Item Number:              WM-COPRESS3
Description:              CO-PRESS 3" X 5 YARD COHESIVE BANDAGE

Item Number:              WM-COPRESS4
Description:              CO-PRESS 4 " X 5 YARD COHESIVE DRESSING

Item Number:              WM-D10
Description:              SURGIGRIP 3" X 11 YDS. LARGE ARMS AND LEGS

Item Number:              WM-E10
Description:              SURGIGRIP 3 1/2" X 11 YDS. LEGS/SMALL THIGHS

Item Number:              WM-F10
Description:              SURGIGRIP 4" X 11 YDS. LARGE KNEES/THIGHS

Item Number:              WM-G10
Description:              SURGIGRIP 4 1/2" X 11 YDS. LARGE THIGHS

Schedule 1.1.1

Item Number:              WM-GEN3
Description:              3" x 10 YARDS GENERIC UNNA BOOT

Item Number:              WM-GEN3C
Description:              3" x 10 YARDS GENERIC UNNA BOOT WITH CALAMINE

Item Number:              WM-GEN4
Description:              4" x 10 YARDS GENERIC UNNA BOOT

Item Number:              WM-GEN4/EACH
Description:              4" GENERIC UNNA BOOT - EACH

Item Number:              WM-GEN4C
Description:              4" x 10 YARDS GENERIC UNNA BOOT WITH CALAMINE

Item Number:              WM-GEN4C/EA
Description:              GENERIC 4" UNNABOOT WITH CALAMINE / EACH

Item Number:              WM-J10
Description:              SURGIGRIP 6 3/4" X 11 YDS. SMALL TRUNK

Item Number:              WM51-01
Description:              STOMASAFE OSTOMY BAG HOLDER - SMALL (10 PER CASE)

Item Number:              WM51-03
Description:              STOMASAFE OSTOMY BAG HOLDER - MEDIUM (10 PER CASE)

Item Number:              WM51-05
Description:              STOMASAFE OSTOMY BAG HOLDER - LARGE (10 PER CASE)

Item Number:              WM51-07
Description:              STOMASAFE OSTOMY BAG HOLDER - EXTRA LARGE (10 PER CASE)

Equipment and Related Components:

          Description                                Units        Model         Serial Number
-------------------------------------------------------------------------------------------------
MIXER MACHINE                                          1
-------------------------------------------------------------------------------------------------
PASTE BANDAGE ROLLING MACHINE                          4
-------------------------------------------------------------------------------------------------
BLISTER MACHINE                                        1         TIROPAC
-------------------------------------------------------------------------------------------------
PACKING MACHINE                                        1          JONES
-------------------------------------------------------------------------------------------------
INK INJECTION SYSTEM                                   1
-------------------------------------------------------------------------------------------------
DI WATER SYSTEM                                        1
-------------------------------------------------------------------------------------------------
MIXING TANKS                                           9
-------------------------------------------------------------------------------------------------
DRUMS MEDIUM SIZE METAL                               11
-------------------------------------------------------------------------------------------------

Schedule 1.1.1

-------------------------------------------------------------------------------------------------
DRUMS SMALL METAL                                      4
-------------------------------------------------------------------------------------------------
PUMPS                                                  5
-------------------------------------------------------------------------------------------------
PASTE POTS                                             6
-------------------------------------------------------------------------------------------------
PASTE BANDAGE ROLLING MACHINE                          1          5C400              3679
-------------------------------------------------------------------------------------------------
PASTE BANDAGE ROLLING MACHINE                          1           N/A               N/A
-------------------------------------------------------------------------------------------------
WRAPPER MACHINE                                        1      DOBOY/STRATUS        04-25453
-------------------------------------------------------------------------------------------------
MIXER MACHINE                                          1          D/LIFT            26919
-------------------------------------------------------------------------------------------------
INK INJECTION SYSTEM                                   1           4900             BS167
-------------------------------------------------------------------------------------------------
SCALE, PRINT AND PROGRAM                               1           465              OO8400
-------------------------------------------------------------------------------------------------
MANUAL FORK LIFT                                       1          M-VERT             883
-------------------------------------------------------------------------------------------------
GRAYCO PUMP                                            2        E5SP5B559           V24603
-------------------------------------------------------------------------------------------------
CONTAINERS VALVE                                       1          WESCO             272034
-------------------------------------------------------------------------------------------------
CARTS                                                  5           N/A               N/A
-------------------------------------------------------------------------------------------------
TANKS 1,100 lt                                         5           N/A               N/A
-------------------------------------------------------------------------------------------------
TANK 750 lt                                            1           N/A               N/A
-------------------------------------------------------------------------------------------------
MIXING TANK WHEELBASE                                  5           N/A               N/A
-------------------------------------------------------------------------------------------------
8 ft x 8 ft High                                       1
SKYLINE DISPLAY, INCLUDING LIGHTS, CARRYING CASES,
ELECTRICAL CORD, ETC.
-------------------------------------------------------------------------------------------------
10 ft x 8 ft High                                      1
SKYLINE DISPLAY, INCLUDING LIGHTS, CARRYING CASES,
ELECTRICAL CORD, ETC.
-------------------------------------------------------------------------------------------------
3 ft x 5 ft                                            2
TABLE TOP SKYLINE DISPLAY
-------------------------------------------------------------------------------------------------
3 ft x 8 ft High
FLOOR TO CEILING SKYLINE DISPLAY, EACH CONTAINING         2
PRODUCT GRAPHICS
----------------------------------------------------- -------------------------------------------
4 ft x 8 ft High                                          1
FLOOR TO CEILING SKYLINE DISPLAY, CONTAINING
PRODUCT GRAPHICS
----------------------------------------------------- -------------------------------------------
VARIOUS PRODUCT PANELS FOR ABOVE DISPLAY UNITS
----------------------------------------------------- -------------------------------------------

Schedule 1.1.1

Miscellaneous

Accounts receivable in the ordinary course of business;
software; inventory; product formulations;
customer lists; customer and vendor contracts (to the extent assignable);
and good will.

Schedule 1.1.2

ASSUMED LIABILITIES

        Accounts payable in the ordinary course of business.

Schedule 1.2.2

WIRE INSTRUCTIONS FOR PURCHASE PRICE

Wachovia Bank, NA
Tenafly Branch
Routing No.: 021200025
Account Name: Western Medical, Inc.
Account No.: 2030000939204

Schedule 3.2

LIENS ON ASSETS

None.

Schedule 3.3

AGREEMENTS RELATING TO ASSET TRANSFER

None.

Schedule 3.4

NO CONFLICTS

None.

Schedule 3.5

CONSENTS

None.

Schedule 3.6

LITIGATION

None.

Schedule 3.8

FINANCIAL STATEMENTS

[To be supplied by Seller’s counsel]

Schedule 3.9

CHANGES SINCE MAY 1, 2003

None.

Schedule 3.11

PERMITS

None.

Schedule 3.12.1

NON-COMPLIANCE WITH SAFETY ENVIRONMENTAL LAWS

None.

Schedule 3.12.2

NOTICE OF RELEASES OF HAZARDOUS SUBSTANCES

None.

Schedule 3.12.3

CONSENT AGREEMENTS RELATING TO SAFETY AND ENVIRONMENTAL LAWS

None.

Schedule 3.12.4

NOTICES AND WARNINGS UNDER SAFETY AND ENVIRONMENTAL LAWS

None.

Schedule 3.13

MATERIAL CONTRACTS

                                                                                         Date of
                                             Type of Agreement                          Agreement         Date expires
                                             ---------------------------------------- --------------- ----------------------
Albahealth                                   Confidentiality Agreement                      2/9/2005        2/9/2010
Ambra Leroy                                  Confidentiality Agreement                     4/21/2004
Argentum                                     Joint Marketing Agreement                    12/15/2001    until terminated
Encompass Medical                            Confidentiality Agreement                     2/14/2005        2/14/2010
Hyginet                                      Confidentiality Agreement                      5/3/2004        5/3/2009
RX Textiles                                  Confidentiality Agreement                     5/25/2004
Tri-Fi Knitting                              Confidentiality Agreement                      5/4/2004

Allegiance - San Francisco General Hosp.     Pricing Contract - BandNet                     7/1/2005        6/30/2006
Amerisource                                  Continuing Guaranty & Indemnification         7/25/2002
Bayer                                        Confidential Disclosure Agreement            10/31/1997         EXPIRED
                                             Pricing Contract - Flexoplast
BHS - Olean General                          (GL-100-4)                                     2/1/2005        1/31/2006
BHS - St. Agnes                              Pricing Contract - Glen-Sleeve II              5/1/2005        4/30/2006
                                             Pricing Contract - Primer Unna Boot &
Cardinal Health- HCA Health                  Surgitube                                      1/1/2006       12/31/2006
                                             Pricing Contract - Surgilast &
Cardinal Health- The Mayo Clinic             Surgitube                                      1/1/2006       12/31/2006
Cardinal Health- The NC Baptist Hospital     Pricing Contract - BandNet                     1/1/2006       12/31/2006
Cardinal- Univ. of Alabama                   Pricing Contract - Surgilast                   3/1/2004        2/28/2005
Cardinal-St. Barnabus                        Pricing Contract - Surgilast                   2/1/2004       12/31/2005
Clock Medical Supply                         Pricing Contract - Glen-Sleeves                1/1/2006       12/31/2006
Deborah Heart & Lung Center                  Pricing Contract - BandNet                     5/1/2005        4/30/2006
Derma Sciences                               Pricing Contract - Bulk Net & Gauze            1/1/2004
DeRoyal                                      Pricing contract on DeRoyal Unna Boot         12/1/2004
Edgepark Surgical                            Rebate - 3%, 5% or 7% based on sales           1/1/2005
Glenwood, LLC                                Supply Agreement                              1/01/2006       12/31/2015
                                             Contract for Cook County GL-702 &
Globe Medical-Surgical                       GL-705                                        7/14/2005
Item Concept Marketing                       Pricing on GL-224                              8/1/2003
John Hopkins Medical Center                  Pricing Contract - Surgigrip                   1/1/2006       12/31/2006
Kendall                                      Pricing on Kendall's Tenderwrap                2/1/2000
                                             Manufacturer's Agreement- Purchase &
Kerma Medical                                Sale Medichoice                               8/11/2005       Not signed
Kerma Medical                                Pricing on 3" and 4" primer                   4/27/2003
McKesson                                     Products Agreement                             4/1/2004        4/1/2005
Medline - St. Mary's & Columbia Hospital     Pricing Contract - Surgilast                   1/1/2006       12/31/2007
Mercy Hospital                               Pricing Contract - BandNet                     1/1/2006       12/31/2006

Schedule 3.13

Mohawk Hopsital - NY State Corrections       Pricing Contract - Surgilast                   6/1/2005        6/30/2006
NDC                                          Warehouse Vendor Agreement                     1/1/2005       12/31/2005
                                             Viper Program 2% back once 10% growth
NDC                                          acchieved                                      1/1/2005       12/31/2005
NMA                                          Rebate - 2% on all purchases                   4/1/2005
Owens - Inova Health                         Pricing Contract - Surgitube                   6/1/2003        5/31/2004
Owens - Memorial Health Sys.                 Pricing Contract - BandNet & Surgilast         1/1/2006       12/31/2006
                                             Pricing Contract - Heel & Elbow
Owens - Sioux Valley Hsoptial                Protectors                                     1/1/2006       12/31/2006
Owens- Integris Group                        Pricing Contract - Surgilast                   9/1/2005        9/30/2006
PHS Fresno                                   Pricing Contract - BandNet                     1/1/2005        7/31/2006
                                             Rebate  - 3%  with a 7%, 9% or 10% for
PSS                                          growth                                         1/1/2005
Sammons Preston                              Continuing Guaranty & Indemnification         4/19/2004
Team West - Sierra Nevada Memorial Hospt     Pricing Contract - BandNet                     4/1/2005        3/31/2006
The Burrows Co.- St. John's Regional
- St. Mary's, St. Edwards,
St. Joseph's, Mercy Health Center in OK      Pricing Contract - Surgilast &
& KS, St. John's Health Center               Surgitube                                      7/1/2005        6/30/2006
University of Iowa                           RFQ Agreement                                 11/1/2005       10/31/2008
VA                                           FSS Contract V797P-4163a                       8/1/2001        7/31/2006

CIP                                          Advisory Agreement                            7/12/2005       at any time
Omega Medical Products                       Confidential Disclosure Agreement             4/25/2005

Schedule 3.13.2

DEFAULTS UNDER MATERNAL CONTRACTS

None.

Schedule 3.14.1

INTELLECTUAL PROPERTY RIGHTS

SUMMARY OF TRADEMARK REGISTRATIONS

1. BANDNET, US REGISTRATION NO. 1,749,795 – EXPIRES 02/02/2013

2. SYSTEM-FOUR, US SERIAL NO. 76/254,603

3. GLEN-SLEEVE, US REGISTRATION NO. 1,878,551 – EXPIRES 02/14/2015

4. HIP-ARMOR, US SERIAL NO. 76/421,807

5. PRIMER FLEX, US SERIAL NO. 78/455,097

6. SURGIGRIP, US REGISTRATION NO. 1,661,598 – EXPIRES 10/22/2010 *

7. SURGITUBE, US REGISTRATION NO. 403,088 – EXPIRES 08/31/2013 *

8. PRIMER, US REGISTRAION NO. 1,793,363 – EXPIRES 09/21/2013 *

9. SURGILAST, US REGISTRATION NO. 1,619,706 – EXPIRES 10/31/2010 *

10. UNNA-PAK, US REGISTRATION NO. 1,557,791 – EXPIRES 10/26/2009 *

11. EDEMALAST – APPLIED FOR

12. PODOFLEX – APPLIED FOR

* ALSO REGISTERED IN CANADA

Schedule 3.15.2

TAX RETURNS NOT TIMELY FILED

None.

Schedule 3.15.4

TAX AUDITS AND WAIVERS

None.

Schedule 3.15.5

TAX ELECTIONS

None.

Schedule 3.15.6

TAX LIENS

None.

Schedule 3.16

OPEN INSURANCE CLAIMS

None.

Schedule 3.17

POWERS OF ATTORNEY

None.

Schedule 3.18

INVESTMENTS

None.

Schedule 4.2

BUYER’S CONFLICTS

None.

Schedule 4.3

CONSENTS

None.